                                                                   EXHIBIT 10.84

                                  INTERNATIONAL

                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of the 14th day of June 1996 by and between BIOMATRIX, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 65 Railroad Avenue, Ridgefield, New Jersey 07657, U.S.A. ("Biomatrix") and COLLAGEN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2500 Faber Place, Palo Alto, California 94303, U.S.A. (the "Distributor").

         WHEREAS, Biomatrix is engaged in the development and manufacture of the Agreement Product (as hereinafter defined);

         WHEREAS, the Distributor desires to enter into a distribution agreement and be appointed the exclusive distributor (even to Biomatrix) of the Agreement Product and any Improved Agreement Product(s) in the Territory (as such terms are hereinafter defined), and Biomatrix is willing to so appoint the Distributor on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Distributor desires to purchase from Biomatrix, and Biomatrix desires to sell to the Distributor, the Distributor's orders of the Agreement Product and any Improved Agreement Product(s) in the Territory on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

         1.       DEFINITIONS AND INTERPRETATION.

         1.1. In this Agreement, the following words and expressions shall have the following meanings:

         "Affiliate" shall mean, with respect to any party, any Person which, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

         "Agreement Product" shall mean the one product made of hylan B and called by Biomatrix Hylaform(R), the specifications for which are set forth on Exhibit A, for use in the correction of wrinkles and depressed scars.

         "Agreement Product Specifications" shall mean the specifications for the Agreement Product set forth in Exhibit A, as such specifications may be modified or supplemented by Biomatrix from time to time in accordance with Product License Approvals or to reflect any Improved Agreement Product(s).

         "Agreement Year" shall mean, with respect to a country or Region, as applicable, in the Territory, the twelve (12) month period commencing on the date of first commercial sale of the Agreement Product in such country or Region, as applicable, and each separate successive twelve
         (12) month period thereafter.

         "Contract Quarter" shall mean, for sales of Agreement Product in a country or Region, as applicable in the Territory, the period commencing with the Distributor's first commercial sale of the Agreement Product in such country or Region, as applicable, and ending on the first to occur of March 31, June 30, September 30 and December 31, as applicable, and each three (3) month period thereafter throughout the term of this Agreement.

         "Dermal Tissue Augmentation Products" shall mean biomaterial(s) that are *

         "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "Effective Date" shall mean June 17, 1996.

         "EU Countries" shall mean, collectively, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom.

         "European Territory" shall mean, collectively, the EU Countries, Switzerland, Norway, Liechtenstein and Iceland.

         "Formula Price" shall mean an amount equal to * of the Agreement Product by Distributor or an Affiliate of Distributor, calculated on a
         * basis, provided that if the * the Agreement Product in a Region * , then the Formula Price for such Region shall mean an amount equal to * of the Agreement Product on a * basis by Distributor or an Affiliate of Distributor in such Region. * the Formula Price shall mean an amount equal to * by Distributor or an Affiliate of Distributor, * , for or an



* Confidential portions have been omitted and filed separately with the Commission.

         * , including without limitation *

         "Improved Agreement Product(s)" shall mean (i) any modification of the Agreement Product (made entirely from hylan B) regarding the formulation of hylan B in the Agreement Product, that is changes of concentration of the polymer or other changes in the Agreement Product Specifications, whether or not requiring new regulatory approval in the EU Countries or in the United States, and (ii) any modifications or changes related to the packaging of the Agreement Product, including the syringe used, mode of application or dosage.

         "Incremental Royalties" shall mean that term as defined in Section
          8.2.

         "Initial Term" shall mean that term as defined in Section 3.2.

         "Launch" shall mean, with respect to a country in the Territory, the commencement by Distributor of sales of the Agreement Product in commercial quantities for use in such country. Such Launch shall be made with respect to each country in the Territory in accordance with the dates set forth on Exhibit B.

         "Minimum Price" shall mean an amount equal to * for each Treatment Syringe, * , then the Minimum Price payable in such Region * Agreement Years immediately following such * shall equal * , and * such * shall equal * for each Treatment Syringe.

         "Net Retail Sales" shall mean, with respect to sales of a Dermal Tissue Augmentation Product in a country in the Territory, the aggregate gross price invoiced for retail sales of such product during a period in such country to unaffiliated third-party purchasers * It is Biomatrix's understanding that the foregoing definition is consistent with how the Distributor reports its sales in its audited financial statements.

         "New Products" shall mean *


* Confidential portions have been omitted and filed separately with the Commission.

         "Patents" shall mean Letters Patent or similar statutory rights relating to any Agreement Product and any Improved Agreement Product(s) (including any continuation-in-part, continuation or division thereof or substitute thereof), and patent applications which are pending as of the Effective Date, in each case as set forth in Exhibit C, together with any supplementary or complementary protection certificates therefor if and when such are granted.

         "Person" shall mean an individual, a corporation, limited liability company, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Product License Approvals" shall mean those regulatory approvals required for the importation, promotion, marketing and sale of the Agreement Product and any Improved Agreement Product(s) in the Territory (including any reimbursement or pricing approvals).

         "Region" shall mean any one of the following countries or groups of countries:
                                       *

         "Supply Forecast" shall mean that term as defined in Section 7.3(b).

         "Territory" shall mean, collectively, the EU Countries, Switzerland, Norway, Liechtenstein, Iceland, Australia, New Zealand, Japan, Israel, Argentina, Brazil, Mexico, Chile, Columbia, Cyprus, Lebanon, Turkey and Canada and any countries added hereto pursuant to Section 2.4.

         "Trademarks" shall mean (i) the trademark Hylaform(R), the details of which are described in Exhibit C, and (ii) any other trademarks, as may be agreed upon in writing from time to time by the parties hereto for use by the Distributor in connection with the promotion, marketing and sale of the Agreement Product and any Improved Agreement Product(s) under this Agreement.

         "Treatment Syringe" shall mean a ready-for-injection 1.0cc syringe of the Agreement Product.

         "United States Consumer Price Index" shall mean the Consumer Price Index, All Items, United States, as published by the Bureau of Labor


* Confidential portions have been omitted and filed separately with the Commission.

         Statistics.

         1.2. In this Agreement, unless the context otherwise requires:

         (a) clause headings are inserted for convenience of reference only and have no legal effect;

         (b) references to sections, exhibits and schedules are to be construed as references to the sections of, and exhibits and schedules to, this Agreement and references to this Agreement include its exhibits and schedules.

         (c) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended, varied, substituted, supplemented, restated or novated in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of Biomatrix;

         (d) words importing the plural shall include the singular and vice versa;

         (e) references to a person shall be construed as including references to an individual, firm, consortium, company, corporation, unincorporated body of persons or any State or any agency thereof; and

         (f) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

         2.   APPOINTMENT; BEST EFFORTS; EXCLUSIVITY.

         2.1. Appointment.

         (a) Subject to the terms and conditions hereinafter set forth, Biomatrix hereby appoints the Distributor as its exclusive * (except to the extent set forth in Section 2.3) distributor for the registration (other than in the European Territory), promotion, marketing, sale and distribution within the Territory of the Agreement Product and any Improved Agreement Product(s) supplied by Biomatrix or an Affiliate of Biomatrix to the Distributor pursuant to this Agreement. Such appointment does not include the right to sublicense or appoint subdistributors except to an Affiliate of Distributor or a Subdistributor of Distributor set forth on Exhibit E hereto (each a "Subdistributor") without the approval of Biomatrix; (and only for such time as such an Affiliate remains an Affiliate or Subdistributor of Distributor).


* Confidential portions have been omitted and filed separately with the Commission.

         (b) Except as specifically provided to the contrary herein, the foregoing appointment shall not be construed, by implication or otherwise, (i) to effect any sale of proprietary Biomatrix technology, (ii) to grant any license relating to Biomatrix's proprietary methods of formulating, fabricating and manufacturing the Agreement Product or any Improved Agreement Product(s), or
(iii) to grant the Distributor any rights in or to any proprietary technology or Patents or Trademarks of Biomatrix.

         (c) During the term of this Agreement the Distributor shall neither seek customers for the Agreement Product or any Improved Agreement Product(s) outside the Territory nor establish any branch or maintain any distribution facilities outside the Territory for the registration, promotion, marketing, sale or distribution of the Agreement Product or any Improved Agreement Product(s).

         (d) * to enter into subdistribution arrangements * hereto and no Subdistributor shall have any further right to sublicense any rights or appoint additional subdistributors. The rights of Subdistributors to maintain a sublicense hereunder shall be subject to the following:

              (i) Each Subdistributor shall agree with Distributor that its rights to sell the Agreement Product and Improved Agreement Product(s) are subject to the terms of this Agreement, including without limitation Distributor's or Biomatrix's rights to terminate or convert this Agreement into a non-exclusive arrangement;

              (ii)  *

              (iii) *

              (iv) Without the prior written consent of Biomatrix, Distributor shall not waive any default or breach of any Subdistributor which would adversely affect Biomatrix; and

              (v) Upon any termination of this Agreement (or with respect to any country), all subdistributor arrangements shall automatically terminate; provided that Biomatrix may, in its sole discretion, negotiate a license directly with any terminated Subdistributor.

         2.2. Acceptance of Obligations; Best Efforts. The Distributor


* Confidential portions have been omitted and filed separately with the Commission.

hereby accepts the appointment described in Section 2.1 and hereby agrees to use its best efforts at all times during the term hereof to register, promote, market, sell and distribute the Agreement Product and any Improved Agreement Product(s) in the Territory.

                                       *


         2.3. Conversion to Non-Exclusive Distributorship. In the event that (i) in any Agreement Year after and including the third Agreement Year or (ii) from, after and including the first year of the Distributor acquiring and/or commercializing a New Product pursuant to Section 10.1(b) (and so long as (i) no force majeure condition of the Distributor exists at such time pursuant to
Section 20, (ii) Biomatrix has met its supply obligations under Section 7.4 and
(iii) Distributor is able to lawfully sell the Agreement Product and any Improved Agreement product(s) in each of the countries within any such Region) the Distributor's (or its Affiliates' or Subdistributors', as applicable) Net Retail Sales of the Agreement Product and any Improved Agreement Product(s) in a Region comprise less than * of its Net Retail Sales of * , including the Agreement Product and any Improved Agreement Product(s), *

         Upon conversion of Distributor's rights to a non-exclusive distribution arrangement in any Region, Biomatrix shall have the right to distribute the Agreement Product and Improved Agreement Product and/or engage another distributor for such Region. Biomatrix will give Distributor * days notice prior to appointing a third party distributor for such Region. From and after the date of a conversion to a non-exclusive distribution arrangement within a Region, the Distributor shall lose its rights hereunder to register, promote, market, sell and distribute within such Region any Improved Agreement Product(s) commercialized on or after such date. Notwithstanding the foregoing, the Distributor shall retain the exclusive rights in all trademarks under which the Distributor launched the Agreement Product or any Improved Agreement Product(s) in such Region. Upon conversion of Distributor's rights to a non-exclusive distribution arrangement


* Confidential portions have been omitted and filed separately with the Commission.

in any Region in the European Territory, the arrangements between the parties under this Agreement shall no longer be governed by this Agreement and such Region shall no longer be deemed a part of the Territory, but rather, such Region shall become the subject of a new agreement between the parties upon the same terms and conditions set forth in this Agreement. Upon such conversion to a non-exclusive arrangement, the parties agree to execute such further documents and agreements as are necessary in order to give effect to the provisions of this Section.

         2.4. Expansion of Territory. One or more countries may be added to the Territory from time to time after the Effective Date by mutual written agreement of the parties hereto, conditional upon the satisfactory completion of the necessary due diligence in such country and the satisfaction of Biomatrix with the proposed arrangements for the registration, promotion, marketing, sale and distribution of the Agreement Product and any Improved Agreement Product(s) by the Distributor in such country. Biomatrix agrees to discuss the appointment of Distributor or one of its subdistributors prior to appointing a third party distributor of the Agreement Product in any additional country.

         3.   TERM AND TERMINATION.

         3.1. Effective Date. This Agreement shall take effect as of the Effective Date.

         3.2. Term.

         (a) Unless this Agreement is sooner terminated, in its entirety or as to a country or Region in the Territory in accordance with the provisions of this Agreement, the term of the appointment hereunder for a country in the Territory shall commence on the first day of the first Agreement Year for such country and shall end on the last day of the * Agreement Year for such country (the "Initial Term").

         (b) Unless this Agreement is sooner terminated, in its entirety or as to any Region in the Territory in accordance with the provisions of this Agreement, the appointment of the Distributor hereunder as exclusive distributor of the Agreement Product for each Region in the Territory shall be renewable by the Distributor, at its option, upon written notice to Biomatrix received at least * prior to the end of the Initial Term for such Region, for an additional consecutive term of * following the date of expiration of the Initial Term for such Region, provided that the Distributor shall only be entitled to exercise such renewal option with respect to any Region if as of the date of expiration of the Initial Term for such Region the Distributor is not in material breach of any of its obligations under this Agreement with respect to any Region (it being understood that any payment default by Distributor under this Agreement will be deemed a default as to the entire Territory). Thereafter, the appointment of the Distributor as exclusive distributor of the Agreement Product for such Region shall be

* Confidential portions have been omitted and filed separately with the Commission.

renewable upon the expiration of such additional * term, upon written notice to Biomatrix received at least * prior to the end of such term for such Region, for one additional consecutive renewal term of * , provided that, as of the date of expiration of the first renewal term for such Region, the Distributor is not in material breach of any of its obligations under this Agreement with respect to any Region (it being understood that any payment default by Distributor under this Agreement will be deemed a default as to the entire Territory). For the avoidance of any doubt, the Distributor's rights with respect to any Improved Agreement Product(s) commercialized after the * of the Effective Date shall terminate upon the * of the Effective Date. Subject to the terms of this Agreement, Distributor shall have the right to continue to sell the Agreement Product and any Improved Agreement Products it is then currently selling.

         (c) This Agreement may be terminated with respect to any country in the Territory by either party, by written notice to the other party, in the event that (i) a mutual decision not to Launch the Agreement Product in such country is reached or (ii) a Launch is not commenced with respect to such country within
* after the time period set forth on Exhibit B.

         (d) In the event that in any Agreement Year commencing with the * Agreement Year (and so long as (i) no force majeure condition of the Distributor exists at such time pursuant to Section 20, (ii) Biomatrix has met its supply obligations under Section 7.4, and (iii) Distributor is able to lawfully sell the Agreement product and any Improved Agreement Product(s) in each of the countries within any such Region), the Distributor's (and its Affiliates' or Subdistributors', as applicable) Net Retail Sales of the Agreement Product and any Improved Agreement Product(s) in any Region comprise less than * in such Region of all Dermal Tissue Augmentation Products, including the Agreement Product and any Improved Agreement Product(s), the Distributor's distribution rights (including, without limitation, its right to use the Trademarks) under this Agreement for the Agreement Product and any Improved Agreement Product(s) in such Region shall terminate upon * after the end of the applicable Agreement Year, to Distributor from Biomatrix; *

             By way of example, if Distributor's Net Retail Sales of all Dermal Tissue Augmentation Products in a Region in a given Agreement Year were * , and Distributor's Net Retail Sales of the Agreement Product in such Region in such Agreement Year were $500, *;

* Confidential portions have been omitted and filed separately with the Commission.

further provided that with respect to any such Region, at Biomatrix's election, Biomatrix may *

         Upon any such termination of the Distributor's distribution rights in a Region, the Distributor's obligation to pay any royalties pursuant to Sections
8.1 and 8.2 for any sales in such Region after such termination shall cease, but the Distributor shall remain obligated to pay all such royalties for sales in such Region accrued prior to such termination.

         (e) If the Distributor's rights to distribute the Agreement Product and any Improved Agreement Product(s) in any country in the European Territory shall terminate solely pursuant to subsection (d) above, Biomatrix agrees to sell the Agreement Product and any Improved Agreement Product(s) developed before the date of such termination to the Distributor a * for the period of time equal to the period that would have remained in the Initial Term in such country had the Distributor's distribution rights not terminated.

         3.3. Inventory.

         (a) Upon termination of this Agreement for any reason, Biomatrix shall have the right (but not the obligation) to repurchase all or part of the inventory of the Agreement Product and any Improved Agreement Product(s) held by the Distributor or its Affiliates or Subdistributors.

         (b)  The price for inventory to be repurchased by Biomatrix pursuant to
Section 3.3(a) above shall be the landed cost thereof actually paid by the Distributor to Biomatrix. With respect to any quantities not repurchased by Biomatrix, the Distributor shall have the right to sell such inventory of the Agreement Product and any Improved Agreement Product(s), in its usual and customary manner, in the ordinary course of business, for a period of six (6) months following termination of this Agreement and notwithstanding such termination the terms and conditions of this Agreement shall apply to such sales.

         3.4. Insolvency. This Agreement may be immediately terminated as to the entire Territory by either party, upon giving written notice to the other party, in the event that the other party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any

* Confidential portions have been omitted and filed separately with the Commission.

proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such party's rights under this Section 3.4, and such party reserves the right to exercise any such rights at any time after the occurrence of any such event.

         3.5. Breach. This Agreement may be terminated as to the entire Territory by either party if the other party shall breach any of its payment obligations hereunder or with respect to any Region if Distributor (or its Affiliates or Subdistributors, as applicable) shall commit a material breach of any of its warranties, covenants, conditions, obligations or agreements contained herein with respect to such Region, provided that such breach shall continue for a period of thirty (30) days after written notice thereof and provided further that such termination shall be immediately effective upon further written notice to that effect to the breaching party after its failure to cure such breach within such applicable notice period. For avoidance of doubt, the parties agree that if a Launch is not reached with respect to a country within thirty days after the time period set forth on Exhibit B, then either party may terminate this Agreement with respect to such country (provided that such failure to reach a Launch is not caused by a force majeure condition of the Distributor or Biomatrix's failure to meet its supply obligations under
Section 7.4).

         3.6. Certain Rights Upon Termination. Upon termination of this Agreement for any reason whatsoever, Biomatrix shall have the following rights, or if such termination is as to a country in the Territory in accordance with the provisions of this Agreement, Biomatrix shall have the following rights in such country:

         (a) Biomatrix shall have the unrestricted right to review, access, use and permit others to review, access and use, either directly or by cross-reference or incorporation or otherwise, all information, data, investigations, preclinical and clinical protocols, marketing information disseminated by Distributor publicly to customers and patients and all information required to be provided to Biomatrix by law, information relating to laboratory, animal and human studies, and related regulatory approvals pertaining to the Agreement Product or any Improved Agreement Product(s) (the "Information") which are possessed or controlled by the Distributor or any of its Affiliates or Subdistributors, or to which the Distributor or any of its Affiliates or Subdistributors has a right to review, access or use. The Distributor unconditionally agrees promptly to take any action and to execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to permit Biomatrix to make full use of such unrestricted right.

         (b) Further, Biomatrix shall have exclusive ownership rights to the Trademarks and to all other product specific logos, slogans and other intangibles used by the Distributor solely in association with the independent sale of the Agreement Product and any Improved Agreement Product(s) (including all registrations relating thereto) possessed or controlled by the Distributor or any of its Affiliates or Subdistributors, and the Distributor unconditionally agrees, subject to the provisions of Section 3.3(b), (i) immediately upon termination to cease using the Trademarks and any such logos, slogans, and marketing rights of Biomatrix or any imitations thereof and (ii) immediately to execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to give full effect to the provisions of this Section 3.6; provided, however, if the Distributor maintains a license to distribute the Agreement Product(s) in (a) two Regions, (b) one Region in the European Territory or (c) in the United States, then Distributor shall retain the exclusive rights in the Trademarks in the entire Territory.

         (c) In addition, the Distributor unconditionally agrees, subject to the provisions of Section 3.3(b), that it shall, upon the request of Biomatrix, immediately inform all relevant regulatory authorities that the Distributor (or its Affiliate or Subdistributor) is no longer a distributor of the Agreement Product or the Improved Agreement Product(s) and shall take all action and execute and deliver all documents and instruments necessary in order to transfer to the fullest extent permitted under applicable law all registrations and Product License Approvals, or applications therefor, for the Agreement Product or any Improved Agreement Product(s) to Biomatrix or any Person nominated by Biomatrix.

         3.7. Effects of Termination.

         (a) Upon termination of this Agreement for any reason, the Distributor shall immediately discontinue making any representations regarding its status as a distributor for Biomatrix and shall immediately cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Agreement Product and any Improved Agreement Product(s), provided, however, that the Distributor shall be permitted to sell inventory not repurchased by Biomatrix in accordance with Section 3.3.

         (b) Termination of this Agreement shall not affect obligations of either party that may have accrued prior to the effective date of termination. Subject to Clause 3.8 below, termination of this Agreement shall be in addition to, and shall not be exclusive of or prejudicial to, any other grounds for termination or rights or remedies at law or in equity which either party may have on account of any default of the other party.

         3.8. Waiver. The Distributor (for itself and on behalf of its Affiliates and Subdistributors) hereby waives, to the extent it is able to do so under the law of every country in the Territory and other applicable law, any statutory rights it may have or acquire in respect of the termination of the relationship established hereby pursuant to the terms hereof, and agrees that the rights available to it hereunder in the event of such termination are adequate and reflect the agreement of the parties. The Distributor shall not have any right to claim any indemnity for goodwill or lost profits or any damages arising from the rightful termination of this Agreement in accordance with the terms hereof.

         4. PAYMENTS. All payments hereunder shall be made in Dollars. Payments to Biomatrix shall be wired to an account designated by Biomatrix and the costs of any such remittance shall be borne by the Distributor. All amounts (except for the Minimum Price, which shall be denominated in Dollars) denominated in another currency shall be converted to Dollars using the average month-end rates of exchange for the relevant period as published in The Wall Street Journal (or, if The Wall Street Journal shall no longer publish such exchange rates, as determined by a method that is mutually agreed upon in writing by the parties).

         5. WITHHOLDING. All payments to be made by the Distributor under this Agreement shall be made in full, free and clear of and without any deduction of or withholding for or on account of any taxes levied in any country of the Territory or elsewhere; provided that if the Distributor shall be required by law to make any deduction or withholding from any payment to Biomatrix then:

         (a) the Distributor shall ensure that such deduction or withholding does not exceed the minimum legal liability therefor; and

         (b) not later than five (5) days before each deduction or withholding of any taxes, the Distributor shall forward to Biomatrix such documentary evidence as may be required by Biomatrix in respect of the proposed deduction, withholding or payment; and

         (c) prior to any deduction or withholding the parties shall attempt in good faith to agree upon revised mutually acceptable pricing and/or payment terms.

         6.   TRADEMARKS; AGREEMENT PRODUCT MARKING; PROMOTIONAL INFORMATION.

         6.1. Trademarks. Subject to the provisions of Section 3.6, Biomatrix hereby licenses to the Distributor the right to use, and hereby requires solely in association with the independent sale by the Distributor of the Agreement Product and any Improved Agreement Products the use of, the Trademarks in the Territory during the term of this Agreement. The Distributor warrants that it shall not use any of the Trademarks at any time outside the Territory or use any of the Trademarks for any products other than the Agreement Product and any Improved Agreement Product(s) within the Territory. The Distributor shall not use a trademark or other mark (other than a Trademark) in connection with its distribution of the Agreement Product and any Improved Agreement Products unless and until it has been agreed upon in writing by each of the parties and become a Trademark as defined herein. Biomatrix shall prosecute, maintain and defend the Trademarks throughout the Term of this Agreement in all countries in the Territory in which the Distributor, any of its Affiliates or any Subdistributor is selling the Agreement Product and/or any Improved Agreement Product. The parties shall execute a short form Trademark assignment agreement to the extent that it is necessary to record the Trademark license under this Section 6.1 in any country whose laws require any such registration.

         6.2. Termination of Right to Use Trademarks. Subject to the sell-out right of Section 3.3(b) and except as otherwise provided in Section 3.6, upon termination of this Agreement, the license to use the Trademarks in the Territory shall terminate, and the Distributor unconditionally agrees promptly to take all necessary action and execute and deliver to Biomatrix all necessary documents and instruments to remove the Distributor as a registered user and/or a recorded licensee of the Trademarks. In the event that the Distributor fails promptly upon written request by Biomatrix to comply with any of its agreements in the preceding sentence of this Section 6.2, the Distributor hereby irrevocably consents to Biomatrix's taking any action necessary to give effect to such agreements.

         6.3. Notice. Each party hereto agrees promptly to notify the other in writing of any infringements or imitations of the Trademarks by third parties which may come to its attention.

         6.4. Labelling and Promotional Materials; Approved Use of Product.

         (a) The Distributor shall provide Biomatrix with labelling masters, instructions, specifications and copies of all marketing, labelling and promotional material it intends to use relating to the Agreement Product and any Improved Agreement Product(s). All such labelling, packaging and promotional material shall be consistent with the relevant Product License Approvals and all labelling and packaging materials shall be reviewed by Biomatrix and shall be subject to its written approval prior to use, such approval not to be unreasonably withheld. Biomatrix shall communicate its acceptance or rejection of such labelling, packaging and any major promotional materials that include claims or items impacting regulatory approvals within * of its receipt thereof and if no such communication is received by Distributor from Biomatrix within such * Biomatrix shall be deemed to have accepted. Distributor shall provide Biomatrix with all major promotional materials for launches and subsequent promotions within a reasonable time prior to their use in order to allow Biomatrix to comment on such materials. Distributor shall provide Biomatrix with copies of all other promotional materials at or prior to their use.

         (b) The Distributor agrees that its (and its Affiliates' and Subdistributors') promotion, marketing, sale and distribution of the Agreement Product and any Improved Agreement Product(s) in the Territory, and the promotional materials and labelling used in connection therewith, shall be strictly in accordance with the approved use of the Agreement Product and any Improved Agreement Product(s) as specified in the Product License Approvals and as further provided in this Agreement. Specifically, for purposes of this Agreement, the Distributor (and its Affiliates and Subdistributors) agrees * , or unless agreed to in writing by Biomatrix.

* Confidential portions have been omitted and filed separately with the Commission.

         6.5. Legend. Subject to applicable laws and regulations in the Territory, all relevant packaging and promotional material for the Agreement Product and any Improved Agreement Product(s) used or sold by the Distributor (and its Affiliates and Subdistributors) shall contain (i) all applicable markings needed to keep the Trademarks enforceable throughout the Territory as reasonably specified by Biomatrix to the Distributor and (ii) a legend which shall be displayed in a reasonably conspicuous manner on all packaging of such Agreement Product and any Improved Agreement Product(s) containing the corporate identification logo of Biomatrix and indicating that such product has been developed and manufactured by Biomatrix, Inc., and its affiliates, 65 Railroad Avenue, Ridgefield, New Jersey, 07657 U.S.A.

         6.6. Promotional Support. Biomatrix and the Distributor (and its Affiliates and Subdistributors) shall provide to each other on an ongoing basis and without charge (to the extent not prevented by law or contract from doing so) all medical information relating to the Agreement Product and any Improved Agreement Product(s) (including summary data from studies, clinical trials and the like as well as information regarding adverse events associated with the use of the Agreement Product), the proceedings of all symposia on the Agreement Product and any Improved Agreement Product(s) and all promotional information that is available to such party relating to the Agreement Product and any Improved Agreement Product(s). In addition, Biomatrix and the Distributor (and its Affiliates and Subdistributors) shall provide each other with access to such primary data and information in its possession as the other may reasonably request regarding the results of the studies contained in such summary data referred to above.

         6.7. Joint Coordinating Committee. Upon the execution of this Agreement, Biomatrix and the Distributor shall establish a joint coordinating committee (the "Committee") to review all matters relating to product labelling, product claims, regulatory matters or clinical trials. The Committee shall consist of an equal number, not to * , of voting representatives from each of Biomatrix and the Distributor and shall meet * . In the event of a dispute between representatives of Biomatrix and the Distributor on the Committee, a senior representative of each such party shall be appointed to resolve such dispute, and in the event such senior representatives are unable to resolve the matter, Biomatrix's view shall prevail over the Distributor's.

         6.8. Recalls of the Agreement Product.

         (a) If either party in good faith determines that a recall of the Agreement Product in any country in the Territory is warranted, such party shall immediately notify the other party in writing and shall advise such other party of the reasons underlying its determination that a recall is warranted. The parties shall consult with each other as to any action to be taken in regard to such a recall, but in any event if after consultations either party


* Confidential portions have been omitted and filed separately with the Commission.

in good faith still believes that such a recall should be undertaken, the parties shall cooperate in carrying out such recall.

         (b) Except as otherwise provided in (c) below, in the event of a recall of the Agreement Product, Biomatrix shall correct any deficiency relating to its manufacturing, packaging, testing, labelling, storing or handling of the Agreement Product for which it is responsible, if applicable, and shall at its cost replace the Agreement Product recalled.

         (c) Biomatrix shall reimburse Distributor for all direct costs and expenses (including without limitation shipping, quality control testing and notification costs) incurred by Distributor and its Affiliates as a result of any recall, except where such recall (i) is the result of the failure of Distributor or its Affiliates or Subdistributors to comply with their obligations under this Agreement and/or (ii) was opposed by Biomatrix and proved to be unwarranted, in which case Distributor shall reimburse Biomatrix for all direct costs and expenses (including without limitation shipping, quality control testing and notification costs) incurred by Biomatrix and its Affiliates as a result of such recall.

         6.9. Product Vigilance System. The Distributor shall be responsible for maintaining medical device vigilance systems, as established for the Agreement Product by Biomatrix, and shall promptly provide Biomatrix with notice of all product complaints, including medical complaints. Biomatrix shall be solely responsible for processing, analyzing and, if necessary, reporting medical complaints to regulatory authorities. The Distributor shall provide all necessary support to Biomatrix for carrying out such activities.

         7.   SUPPLY OF AGREEMENT PRODUCT.

         7.1. General; Fee.

         (a) Biomatrix agrees to sell the Agreement Product and any Improved Agreement Product(s) to the Distributor, on the terms and subject to the conditions set forth herein, for resale by the Distributor within the Territory, and the Distributor shall obtain the Agreement Product and any Improved Agreement Product(s) for resale in the Territory only from Biomatrix or its Affiliates. Biomatrix shall not sell the Agreement Product or any Improved Agreement Product(s) itself or supply or license the manufacture of the Agreement Product or any Improved Agreement Product(s) to any third party for resale within the Territory, provided that Biomatrix's obligations under this sentence shall be subject to (i) applicable law, including without limitation EU competition law and, in particular, EEC Regulation 1983/83 (as amended or succeeded) and (ii) the provisions of this Agreement, including Section 2.3.

        (b)

* Confidential portions have been omitted and filed separately with the Commission.

         * the Distributor shall pay to Biomatrix a fee in the amount of five million Dollars (US$5,000,000) in cash or by wire transfer on the execution of this Agreement by the parties hereto. Such fee shall not be refundable in whole or part.

         7.2. Price; Adjustment; Reports; Payment.

         (a) The parties shall attempt in good faith to agree in writing, prior to the Launch in each country, upon mutually acceptable supply pricing for the Distributor's purchase of the Agreement Product and any Improved Agreement Product(s), but such pricing in any event shall not be less than the greater of
(i) the Minimum Price, or (ii) the Formula Price, except as provided in subsection (b) below. The parties shall attempt in good faith to agree in writing upon mutually acceptable minimum pricing for the Agreement Product in sizes other than the 1.0cc Treatment Syringe and for any Improved Agreement Product(s). For any syringe with a fill volume of greater than one cc(1cc), the Minimum Price shall be the amount calculated as * plus the dollar amount which equals * of such product with a larger fill volume * of the one cc(1cc) syringe. In the event that Biomatrix's actual incremental Cost of Goods Sold exceeds such dollar amount, the Minimum Price shall be the amount calculated as * . Subject to the general commercial availability of appropriate syringes for the Agreement Product, the * for a one and one-half (1.5)cc syringe, * for a two (2.0)cc syringe, and * for a two and one-half (2.5)cc syringe.

         (b) If Biomatrix has appointed a new distributor for a country in the Territory pursuant to Section 2.3 and the Distributor has the right to distribute the Agreement Product and any Improved Agreement Product(s) in such country, the supply pricing for the Distributor's purchase of the Agreement Product and any Improved Agreement Product(s) for resale in such country *


         (c) The price initially payable by the Distributor to Biomatrix for each unit of the Agreement Product during each month of each Agreement Year shall be the Minimum Price applicable to sales in such country (subject to adjustment at the close of each applicable Contract Quarter and Agreement Year in accordance with Section 7.2(e) below).

         (d) Within * after the end of each month of each Agreement Year for each country in the Territory, the Formula Price for the Agreement Product in such country shall be calculated, and, to the extent that such Formula Price exceeds the applicable Minimum Price for such Agreement Year


* Confidential portions have been omitted and filed separately with the Commission.

for such country, an adjustment resulting from the * with respect to all units of the Agreement Product sold by the Distributor (and its Affiliates and Subdistributors) in such country during such monthly period, such payment to be made * after the end of the month following such monthly period.

         (e) Within * after the end of each Contract Quarter and Agreement Year for each country, the Formula Price for the Agreement Product in such country shall be calculated and an adjustment resulting from the * as appropriate, to the other party with respect to all units of the Agreement Product sold by the Distributor in such country during such Contract Quarter and Agreement Year, such payment to be made within * after the end of such * period following the end of such Contract Quarter and Agreement Year. The price calculated annually in this manner shall be the final price payable for all units of the Agreement Product sold by the Distributor, any Affiliates or Subdistributors of Distributor during such Agreement Year. For the avoidance of doubt, the aggregate amount payable by Distributor for the Agreement Product(s) and any Improved Agreement Product(s) in any country for any Agreement Year shall in no event be lower than the Minimum Price multiplied by the total units sold in such Agreement Year in such country.

         (f) Within * following the end of each calendar month in each Agreement Year, the Distributor shall submit to Biomatrix written reports detailing the units and value of the Distributor's, Affiliates' and Subdistributors' Net Retail Sales and aggregate number of units sold of the Agreement Product and any Improved Agreement Product(s) in each country in the Territory during the immediately preceding calendar month.

         (g) Within * following the end of each Agreement Year, the Distributor shall submit to Biomatrix written reports detailing the Distributor's and its Affiliates' and Subdistributors' sales of the Agreement Product and any Improved Agreement Product(s) during the immediately preceding Agreement Year, which reports shall contain the Net Retail Sales of the Agreement Product and any Improved Agreement Product(s) in each country in the Territory, and the aggregate number of units of the Agreement Product and any Improved Agreement Product(s) sold in each country in the Territory during the applicable Agreement Year.

         (h) All purchases of the Agreement Product and any Improved Agreement Product(s) hereunder shall be billed and paid in Dollars within * after the later of the date of delivery or the date of the Distributor's receipt of the invoice for each shipment of same to the Distributor.


* Confidential portions have been omitted and filed separately with the Commission.

         7.3. Sales and Supply Forecasts; Accounts.

         (a) Exhibit D, which shall be supplied by the Distributor within * of the Effective Date, sets forth a sales forecast of units of the Agreement Product in the Territory for the first year after the Effective Date.

         (b) Within * after the end of each month, the Distributor shall provide to Biomatrix an updated rolling twelve (12) month monthly supply forecast for all unit sizes of the Agreement Product in the Territory. Each such supply forecast described in this subsection (b) is referred to herein as a "Supply Forecast"; provided, that updated Supply Forecasts shall not vary (whether up or down) from the immediately preceding Supply Forecast by more than
* with respect to each month covered by such preceding Supply Forecast.

         (c) The Distributor shall maintain, and shall require its Affiliates and Subdistributors to maintain, books of account with respect to sales of the Agreement Product in the Territory by it and its Affiliates and Subdistributors. Biomatrix shall have the right, not more than once during each calendar year, to have an independent accountant selected and retained by Biomatrix (reasonably acceptable to the Distributor, provided that any "big six" accounting firm shall be deemed reasonable) to inspect and examine such books of the Distributor, its Affiliates and Subdistributors during regular business hours for the purpose of verifying the statements of the aggregate Net Retail Sales of all Dermal Tissue Augmentation Products for all purposes hereunder, including verification of Formula Price and the royalties described in Section 8. The cost of each such audit shall be borne by Biomatrix unless a material error is discovered in the course of such audit, in which case the cost shall be borne by the Distributor. For purposes of this Section 7.3(d), a material error shall be defined as an understatement of five percent (5%) or more of the aggregate amount owed to Biomatrix with respect to sales of Dermal Tissue Augmentation Products in a country in the Territory. Any additional payments required as a result of such inspection and examination shall be immediately paid to Biomatrix and shall bear interest from the date such amount would otherwise have been paid until the date of actual payment at the rate per annum set forth in Section 20. Such independent accounting firm shall conduct such inspections and examinations under conditions of confidentiality.

         7.4. Shipment and Delivery; Packaging.

         (a) Biomatrix or an Affiliate of Biomatrix shall arrange for shipment to the Distributor of the Agreement Product and any Improved Agreement Product(s) ordered by the Distributor * . The Distributor shall pay all customs duties, sales taxes and other governmental charges relating to the Agreement Product and any Improved Agreement Product(s), and shall be solely responsible for clearing such products through customs throughout the


* Confidential portions have been omitted and filed separately with the Commission.

Territory.

         (b) The Distributor shall submit a firm purchase order setting forth the quantities, delivery date and shipping instructions with respect to each shipment of the Agreement Product and any Improved Agreement Product(s), such purchase orders to be received by Biomatrix at least * prior to the requested delivery date; provided that the Distributor shall not submit any purchase order for fewer than * units of the Agreement Product or the Improved Agreement Product(s) (although multiple delivery sites for purchase orders shall be allowed). Biomatrix shall use commercially reasonable efforts but shall have no obligation to supply Distributor with quantities of the Agreement Product(s) and Improved Agreement Product(s) in excess of the amounts in the then current Supply Forecast for the relevant monthly period. For avoidance of doubt, so long as Biomatrix supplies Distributor with quantities of the Agreement Product and Improved Agreement Product(s) as set forth in the Supply Forecast, then Biomatrix shall not be deemed to be in default under this section or any other provision of this Agreement relating to Biomatrix's supply obligations. In addition to the foregoing, within * , in consideration for which units the Distributor shall pay to Biomatrix a price of * per unit.

         (c) Biomatrix agrees that with respect to languages for packaging for the European Territory three separate forms of packaging shall be made available, as applicable, as follows:

              (i)   Northern Europe - English, Dutch, French, German and
                    Italian;

              (ii) Southern Europe - English, Italian, Spanish, Portuguese and Greek; and

              (iii) Scandinavia - English, Swedish, Norwegian, Danish and
                    Finnish.

         (d) Each unit of the Agreement Product and any Improved Agreement Products shipped to the Distributor shall have, as of the time of delivery, a remaining shelf life of no less than * less than the maximum shelf life for such product, as approved by the United States Food and Drug Administration. Biomatrix shall continually use its best efforts at all times during the term hereof to lengthen to * the shelf life of the Agreement Product and any Improved Agreement Products to the extent supported by stability data. Biomatrix' "best efforts" in this section shall mean that Biomatrix shall use such methods, exercise such degree of effort and diligence, and adhere to such standards as are commercially reasonable.

         7.5. Title. Legal title to all quantities of the Agreement Product


* Confidential portions have been omitted and filed separately with the Commission.

and any Improved Agreement Product(s) sold hereunder shall remain in Biomatrix until delivery of the Agreement Product and any Improved Agreement Product(s) to Distributor or its agent and acceptance thereof and upon such delivery and acceptance the title to such Agreement Product and any Improved Agreement Product(s) shall, without further action, be transferred to and vested in the Distributor.

         7.6. Risk of Loss. Biomatrix shall bear all risk of loss of, or damage to, all units of the Agreement Product and any Improved Agreement Product(s) to the extent the same is in its possession or the possession of its Affiliates, nominees or agents. The Distributor shall bear all risk of loss of, or damage to, all units of the Agreement Product and any Improved Agreement Product(s) after delivery to a common carrier for shipment to the Distributor in accordance with Section 7.4.

         7.7. Acceptance, * . All units of the Agreement Product and Improved Agreement Products delivered to Distributor pursuant to this Agreement shall be
* , the specifications listed in Exhibit A. Any non-conformity which arises after acceptance by Distributor directly associated with product specification shall be the responsibility of Biomatrix unless such non-conformity is due to improper storage conditions subsequent to delivery of the Agreement Product. All other non-conformities of the Agreement Product shall be the responsibility of the Distributor. Biomatrix and the Distributor agree to consult with each other in order to resolve the discrepancy between each other's determinations. If such consultation does not resolve the discrepancy, the parties agree to nominate a reputable independent laboratory, acceptable to both parties, that shall carry out tests on representative samples taken from such shipment, and the results of such tests shall be binding on the parties. Biomatrix shall at its expense replace any such shipment to the extent that it does not conform to the Agreement Product Specifications. All defective units of the Agreement Product or any Improved Agreement Product(s) shall be returned to Biomatrix at the address set forth in Section 23 of this Agreement, accompanied or preceded by a reasonably detailed statement of the claimed defect or non- conformity and proof of date of purchase, and packed and shipped according to instructions provided by Biomatrix. The shipping costs of any such returned units shall be borne by Biomatrix, unless such units are determined not to be defective under the terms of this Agreement, in which case such shipping costs shall be borne


* Confidential portions have been omitted and filed separately with the Commission.

by the Distributor.

         7.8. Purchase Orders. The provisions of this Agreement shall prevail over any inconsistent statement or provisions contained in any document related to this Agreement passing between the parties hereto including, but not limited to, any purchase order, acknowledgment, confirmation or notice.

         7.9. Limited Warranty; Limitation on Liability.

         Biomatrix represents and warrants that the Agreement Product and any Improved Agreement Product(s) supplied to the Distributor hereunder shall:

         (a)  conform to the Agreement Product Specifications; and

         (b) be manufactured, labelled, packaged and tested (while in the possession or control of Biomatrix) in accordance with the applicable Product License Approvals therefor and all applicable laws and regulations in the Territory relating to the manufacture, labelling, packaging and testing of the Agreement Product, and shall be manufactured for use for the indications specified in the applicable Product License Approvals therefor.

         THE FOREGOING WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY BIOMATRIX WITH RESPECT TO THE AGREEMENT PRODUCT, AND BIOMATRIX GIVES AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THE FOREGOING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO IMPLIED WARRANTY OF MERCHANTABILITY, NO IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, AND NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY BIOMATRIX OR SHALL ARISE BY OR IN CONNECTION WITH ANY SALE OR PROVISION OF THE AGREEMENT PRODUCT BY BIOMATRIX, OR THE DISTRIBUTOR'S (OR ITS AFFILIATES' OR SUBDISTRIBUTORS') USE OR SALE OF THE AGREEMENT PRODUCT, OR BIOMATRIX'S AND/OR THE DISTRIBUTOR'S (OR ITS AFFILIATES' OR SUBDISTRIBUTORS') CONDUCT IN RELATION THERETO OR TO EACH OTHER. NO REPRESENTATIVE OF BIOMATRIX IS AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR TO MODIFY THE FOREGOING WARRANTY IN ANY WAY.

         The limited warranty set forth in this Section 7.9 does not apply to any non-conformity of the Agreement Product or any Improved Agreement Product(s) resulting from (a) repair or alteration by any party other than Biomatrix or its Affiliates, (b) misuse, negligence, abuse, accident, mishandling or storage in an improper environment by any party other than Biomatrix or its Affiliates, or
(c) use, handling, storage or maintenance other than in accordance with instructions and recommendations provided by Biomatrix or its Affiliates.

         Biomatrix's obligation with respect to units of the Agreement Product and any Improved Agreement Product(s) which do not meet the warranty contained herein is limited to replacement of such units of the Agreement Product or Improved Agreement Product(s) as applicable, provided that such units are returned to Biomatrix accompanied by a reasonably detailed statement of the claimed defect or non-conformity and proof of date of purchase, and packed and shipped according to instructions provided by Biomatrix, and only if, upon examination by Biomatrix, such units of the Agreement Product or the Improved Agreement Product(s) are determined to have been defective under the terms of this Agreement.

         BIOMATRIX'S LIABILITY, AND THE EXCLUSIVE REMEDY, IN CONNECTION WITH THE SALE OR USE OF THE AGREEMENT PRODUCT AND ANY IMPROVED AGREEMENT PRODUCT(S) (WHETHER BASED ON CONTRACT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER LEGAL THEORY), SHALL BE STRICTLY LIMITED TO BIOMATRIX'S OBLIGATIONS AS SPECIFICALLY AND EXPRESSLY PROVIDED IN THIS SECTION 7.9 AND IN SECTION 9 BELOW. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 7.9 AND IN SECTION 9 BELOW, BIOMATRIX SHALL HAVE NO LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND, IN ANY WAY OR TO ANY EXTENT, FOR ANY DAMAGES, LOSSES, COSTS, EXPENSES OR LIABILITIES FOR ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE AGREEMENT PRODUCT AND ANY IMPROVED AGREEMENT PRODUCT(S) OR THE PERFORMANCE THEREOF, OR ARISING IN ANY WAY IN CONNECTION WITH THE PURCHASE OR USE OR INABILITY TO USE THE AGREEMENT PRODUCT OR ANY IMPROVED AGREEMENT PRODUCT(S), EVEN IF BIOMATRIX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WHATSOEVER SHALL BIOMATRIX HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING IN ANY WAY IN CONNECTION WITH THE AGREEMENT PRODUCT OR ANY IMPROVED AGREEMENT PRODUCT(S) OR THEIR SALE OR USE.

         8.   ROYALTY PAYMENTS BY DISTRIBUTOR.

         8.1. Royalties for Sales of Dermal Tissue Augmentation Products. The Distributor shall pay to Biomatrix a royalty of * of the Net Retail Sales by the Distributor and its Affiliates and Subdistributors of all Dermal Tissue Augmentation Products (other than sales of the Agreement Product and any Improved Agreement Product(s)) in all countries in the Territory on a country-by-country basis, including any countries that are added to the Territory after the Effective Date,

* . Such royalty shall commence with respect to each country in the Territory at the earlier of (a) the Launch of the Agreement Product in such country or (b) the Launch date for such country set forth on Exhibit B; provided that if a Launch is delayed due to Biomatrix's failure to meet its supply obligations under Section 7.4, due to a force majeure condition of Distributor or if the Distributor is not able to lawfully sell the Agreement product in such country, such royalty with respect to any such country shall not commence until Biomatrix meets its supply obligations, Distributor is able to lawfully sell the Agreement Product in such country, or until such force majeure condition ceases. Such royalty shall be paid by not later than * after the end of each Contract Quarter.

         8.2. Incremental Royalties. The Distributor shall pay to Biomatrix the following annual royalties (the "Incremental Royalties") on the Distributor's and its Affiliates' and Subdistributors' total incremental increases in Net Retail Sales of all Dermal Tissue Augmentation Products (including the Agreement Product and any Improved Agreement Product(s)), in each country in the Territory based on the incremental increases, if any, in Net Retail Sales of all Dermal Tissue Augmentation Products in such country in each Agreement Year over a base year amount comprised of Net Retail Sales of Dermal Tissue Augmentation Products in the twelve (12) months immediately preceding the first commercial sale of either the Agreement Product or any Improved Agreement Product(s) in such country:

          Increase in Total                 Royalty on Total
          Sales Over Base                     Incremental Sales
          Year Amount


                                       *
The Distributor's obligation to pay the Incremental Royalties shall cease with respect to a country in the Territory in the event that the Distributor's rights to sell, distribute, market and promote the Agreement Product and any Improved Agreement Product have become non-exclusive with respect to such country pursuant to Section 2.3 or have terminated pursuant to Section 3.2(d). The Incremental Royalty shall be paid by not later than * after the end of each Agreement Year. For the avoidance of doubt, if the Distributor had no sales of any Dermal Tissue Augmentation Products in a country prior to the first commercial sale of either the Agreement Product or any Improved Agreement Product in such country, the Distributor shall be obligated to pay a *


* Confidential portions have been omitted and filed separately with the Commission.

royalty on Net Retail Sales of all Dermal Tissue Augmentation products sold after such first commercial sale.

         9.   INDEMNIFICATION; CONFIDENTIALITY; PUBLIC ANNOUNCEMENT

         9.1. Indemnification from the Distributor. Subject to the provisions of
Section 9.3, the Distributor shall defend, indemnify and hold Biomatrix and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from claims of third parties or arising out of:

                                       *

provided, however, that upon Biomatrix being advised of any assertions of any such third party claims or suits or upon the bringing or filing of such claims or suits by any third party against Biomatrix, Biomatrix will promptly notify the Distributor thereof and Biomatrix may, at its option, permit the Distributor's attorneys to handle and control the defense of such claims or suits at the Distributor's cost and Biomatrix will co-operate with the Distributor in the defense thereof. The parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the indemnifying party.

         9.2. Indemnification from Biomatrix. Subject to the provisions of
Section 9.3, Biomatrix shall defend, indemnify and hold the Distributor and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from claims of third parties arising out of:

                                       *

provided, however, that upon the Distributor being advised of any assertions of any such third party claims or suits or upon the bringing or filing of such

* Confidential portions have been omitted and filed separately with the Commission.

claims or suits by any third party against the Distributor, the Distributor will promptly notify Biomatrix thereof and, at Biomatrix's cost, permit Biomatrix's attorneys to handle and control the defense of such claims or suits and will co-operate with Biomatrix in the defense thereof. The parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the indemnifying party.

         9.3. Limitation on Liability.

         NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN SECTIONS 9.1 AND 9.2 ABOVE, OR ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT (INCLUDING THE FAULT, NEGLIGENCE OR STRICT LIABILITY OF EITHER PARTY) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES OTHER THAN TO THE EXTENT NECESSARY TO REIMBURSE SUCH OTHER PARTY FOR DAMAGES ACTUALLY PAID TO A NON-AFFILIATED THIRD PARTY, PROVIDED THAT SUCH DAMAGES ARE OTHERWISE COVERED BY THE PROVISIONS OF SECTION 9.1 OR SECTION 9.2, AS THE CASE MAY BE.

         9.4. Confidential Information. All information acquired by either party (the "Recipient") from the other party or any of its Affiliates (the "Discloser") during the term of this Agreement or prior to the Effective Date, relating directly or indirectly to the present or potential business, operations, corporate, technical or financial situation of the Discloser, or to manufacturing know-how, patents, data, test results, techniques, processes, procedures, raw materials, dealer, supplier and customer lists, pre-clinical and clinical protocols or any improvements thereof of the Discloser ("Confidential Information") is confidential, and shall be held in trust by the Recipient for the exclusive benefit of the Discloser. Unless otherwise agreed to in writing by the Discloser, the Recipient shall not at any time, either during or subsequent to the term of this Agreement, use for itself (other than in accordance with the terms of this Agreement) or any other Person, or disclose or divulge to any Person, other than to those of its employees and advisors and Affiliates who require the same for the purposes hereof and who are bound by the same obligations of confidentiality, non-disclosure and non-use as set forth herein, any Confidential Information or any other confidential or proprietary information of the Discloser of which the Recipient may acquire knowledge; provided, however, that the confidentiality, non-disclosure and non-use provisions contained in this Section 9.4 shall not apply to any information or data to the extent that the Recipient:

         (a) shall demonstrate by clear and convincing evidence that such information or data is known generally to persons in the trade through no act


* Confidential portions have been omitted and filed separately with the Commission.

or omission of the Recipient or any of its Affiliates;

         (b) is required by any government authority to disclose such information or data, including without limitation for the purposes of obtaining and maintaining any Product License Approvals under this Agreement; or

         (c) shall demonstrate by its written records was disclosed to or created by it or its Affiliates on a non-confidential basis from a source other than the Discloser or its Affiliates and that such disclosure or creation did not constitute a breach of any applicable confidentiality obligations.

Confidential Information shall be immediately returned to the Discloser upon termination of this Agreement, along with any copies, reproductions, digests, abstracts or the like of all or any part thereof in the Recipient's possession or under the Recipient's control, and upon such return any computer entries or the like relating thereto shall, to the extent legally permissible, be destroyed. Such return (and destruction) will not affect the Recipient's obligations hereunder which shall survive indefinitely. Notwithstanding anything herein to the contrary, the provisions of this Section 9.4 shall be subject to Biomatrix's rights under Section 3.6.

         9.5. Public Announcement. Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the parties hereto in writing, the parties agree to keep the existence of this Agreement, and the transactions contemplated hereby, strictly confidential. In the event that a party must file this document or otherwise disclose any of its subject matter pursuant to public filing requirements, such party shall seek confidential treatment of those portions of the Agreement as the parties shall mutually agree upon; provided, however, that the Distributor must provide written notice to Biomatrix no later than June 30, 1996 of those portions of the Agreement for which the Distributor requests confidential treatment. The parties shall agree upon the text of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible. Any subsequent public announcements regarding this Agreement or the transactions contemplated herein shall also be agreed upon in writing between the parties prior to any release thereof.

         10.   NEW PRODUCTS.

         10.1. * , Distributor shall not commercialize nor begin the commercialization process with respect to or acquire any New Product anywhere in the Territory or the United States, either independently or in conjunction with one or more third parties, unless and until the following conditions have been satisfied:

         (a) Distributor has made a commercially reasonable written offer to Biomatrix to participate with Distributor in the development and commercialization of such New Product; and

         (b) Biomatrix has failed to accept such written offer within * of its receipt of such offer.

         In the event that Biomatrix fails to accept any written offer made by Distributor pursuant to this Section 10.1 within * of Biomatrix's receipt thereof, then Distributor, subject to the terms of this Agreement, shall have the right to independently or with other parties develop and/or commercialize any New Product to which such written offer relates; provided, however, that any such New Product does not infringe upon any of the intellectual property rights of Biomatrix. Distributor shall not be required to make the written offer to Biomatrix set forth in Section 10.1(a) above only in the event and to the extent that it is prevented from doing so due to patented proprietary rights of a third party.

         (c) At all times during the term of this Agreement, Distributor shall notify Biomatrix in writing within * of each occurrence of one or more of the following:

               (i) Distributor's entering into an agreement with one or more third parties with regard to the development, acquisition and/or commercialization of any New Product, and Distributor shall provide to Biomatrix notice of such agreement and any and all agreements relating thereto and a non-confidential summary of such agreements; or

               (ii) Distributor's commencing a clinical trial (either alone or in conjunction with a third party) with respect to any New Product, together with notice of the commencement of such clinical trial and a list of all countries where such clinical trial will take place; or

               (iii) Distributor's filing of an application (either alone or in conjunction with a third party) for marketing approval with the United States Food and Drug Administration or an equivalent regulatory agency in any country with respect to any New Product stating in which countries any such filings have been made.

         10.2. *

* Confidential portions have been omitted and filed separately with the Commission.

         10.3. Nothing in this Section 10 shall be construed, by implication or otherwise, (i) to effect any sale or license of proprietary Biomatrix technology (including any New Products), (ii) to grant any license relating to Biomatrix's proprietary methods of formulating, fabricating and manufacturing the Agreement Product, Improved Agreement Products or New Products, or (iii) to grant Distributor any rights in or to any proprietary technology or Patents or Trademarks of Biomatrix.

         11. REPRESENTATIONS OF BIOMATRIX. Biomatrix represents, warrants and covenants as follows:

         11.1. It is a corporation duly organized and validly existing under the laws of the State of Delaware with the full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

         11.2. This Agreement is a valid and binding obligation of Biomatrix enforceable in accordance with its terms. Biomatrix has the unencumbered right to enter into this Agreement and to fulfill its duties hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, Biomatrix has the right to appoint the Distributor as the exclusive distributor of the Agreement Product in the Territory in accordance with the terms of this Agreement and such appointment will not constitute a breach of any existing contractual or other arrangements between Biomatrix and any Affiliated or non-Affiliated third party, nor shall it infringe the rights of any Affiliated or non-Affiliated third party.

         11.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Biomatrix and the performance by Biomatrix of its obligations hereunder.

         12. REPRESENTATIONS OF THE DISTRIBUTOR. The Distributor represents, warrants and covenants as follows:

         12.1. It is a corporation duly organized and validly existing under the laws of Delaware with full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

         12.2. This Agreement is the Distributor's valid and binding obligation enforceable in accordance with its terms. The Distributor has the


* Confidential portions have been omitted and filed separately with the Commission.

unencumbered right to enter into this Agreement and to fulfill its obligations hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, the Distributor has the right to act as the exclusive distributor of the Agreement Product in the Territory in accordance with the terms of this Agreement and the performance of its obligations hereunder will not constitute a breach of any existing contractual or other arrangements between the Distributor and any Affiliated or non-Affiliated third party, nor shall it infringe the rights of any Affiliated or non-Affiliated third party.

         12.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Distributor and the performance by the Distributor of its obligations hereunder.

         13. INSURANCE. Each party hereto shall (a) obtain and maintain such insurance policies as are adequate to cover its respective obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated and (b) provide the other party, upon request, with certificates of insurance confirming the existence of such insurance policies.

         14. INFRINGEMENT. Each of the Distributor and Biomatrix will promptly notify the other party in writing of any infringement of a Patent or Trademark or unauthorized disclosure or use of any Confidential Information, of which it becomes aware in the Territory. Biomatrix shall have the exclusive right at its own cost to take all legal action in the Territory it deems necessary or advisable to eliminate or minimize the consequences of such infringement of a Patent or Trademark in the Territory. For the purpose of taking any such legal action, Biomatrix shall have the right, subject to the Distributor's consent which consent shall not be unreasonably withheld or delayed, to use the name of the Distributor as plaintiff, either solely or jointly in accordance with the applicable rules of procedure; provided that Biomatrix shall give the Distributor prior notice of such use of the Distributor's name. The Distributor shall promptly furnish Biomatrix with whatever written authority may be required in order to enable Biomatrix to use the Distributor's name in connection with any such legal action, and shall otherwise cooperate fully and promptly with Biomatrix in connection with any such action. All proceeds realized upon any judgment or settlement regarding such action shall belong to Biomatrix.

         15.   REGULATORY ACTIVITIES; CLINICAL TRIALS AND MARKETING STUDIES.

         15.1. General.

         (a) Biomatrix shall be responsible for maintaining at its cost the Product License Approvals required for the marketing and sale of the Agreement Product and any Improved Agreement Product(s) in the European Territory throughout the term of this Agreement. The Distributor shall use its best efforts to obtain and maintain at its cost any Product License Approvals and to conduct at its cost any clinical trials required for the marketing and sale of the Agreement Product and any Improved Agreement Product(s) in each country in the Territory, except for the European Territory, throughout the term of this Agreement. "Best efforts" in this context shall mean such that Distributor shall generally use the same methods, exercise the same degree of effort and diligence, and adhere to the same standards as Distributor and its Affiliates would apply to their own actively promoted pharmaceutical products in the Territory, and shall be as are commercially reasonable.

         (b) Biomatrix shall assist the Distributor in submitting applications for Product License Approvals, provided that (i) Biomatrix shall be entitled generally to oversee the strategy and content of regulatory approval applications (in their original form whether in English or any other language) and (ii) the content of all such applications shall be subject to Biomatrix's prior written approval, such approval or disapproval to be given by Biomatrix within * of its receipt thereof. The timing of such applications shall be mutually agreed in writing by the parties. Biomatrix shall hold in its name all regulatory approvals required for the marketing and sale of the Agreement Product and any Improved Agreement Product(s) in the Territory, except to the extent that applicable law requires that such regulatory approvals be held in the name of the Distributor.

         (c) The Distributor and Biomatrix shall provide reasonable advice and assistance to each other as may be necessary to obtain and maintain Product License Approvals.

         (d) Except to the extent necessary to give effect to the provisions of Section 3.3(b), the Product License Approvals relating to the Agreement Product and any Improved Agreement Product(s) in the Territory in the name of the Distributor or any of its Affiliates shall be transferred to Biomatrix immediately upon termination of the Agreement.

         (e) During the term of this Agreement, each party shall immediately notify the other in writing in the event that such party becomes aware of any failure of the Agreement Product and any Improved Agreement Product(s) to comply with any of the requirements therefor specified in any Product License Approvals.

         (f) Each of the Distributor and Biomatrix shall keep the other advised of regulatory interactions, activities and correspondence and the registration status of the Agreement Product and any Improved Agreement Product(s) on at least a quarterly basis, and any matters requiring immediate attention shall be communicated as soon as practicable.

         15.2. Clinical Trials and Marketing Studies.

         (a) The Distributor shall be responsible at its own cost for conducting and managing any clinical trials which the Distributor or Biomatrix may be required to undertake in order to obtain Product License Approvals in the Territory, except in the European Territory. The protocols for any such clinical trials will be developed jointly by Biomatrix and the Distributor, and Biomatrix shall have the right to audit the performance of any clinical studies performed by or on behalf of the Distributor in respect of the Agreement Product and any Improved Agreement Product(s). The Distributor shall provide Biomatrix with the results of all such clinical trials, and Biomatrix and its Affiliates shall be free to use the results of such clinical trials.

         (b) The parties agree that if any marketing-related studies are deemed necessary, such studies will not delay the Launch in any country in the European Territory. The protocols for any marketing-related studies requested by the Distributor will be developed jointly by Biomatrix and the Distributor, and the Distributor will be responsible for conducting and managing such studies at its own expense. Biomatrix shall have the right to audit the performance of any marketing-related studies performed by or on behalf of the Distributor. The results of such studies will not be published or publicized in any way without the prior written approval of Biomatrix.

         16. FURTHER ASSURANCES. The parties hereto agree to execute such further or other documents and assurances as are necessary from time to time in order to give effect to the provisions of this Agreement.

         17. ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or may designate another person to perform all or part of its obligations under this Agreement, or to have all or part of its rights and benefits under this Agreement without the prior written consent of the other party, except to an Affiliate or to a successor of the business, by merger or otherwise, to which this Agreement relates, provided that in the case of an assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned. In the event of any assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.

         18.   GOVERNING LAW; ARBITRATION; INJUNCTIVE RELIEF.

         (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York, United States of America. The parties hereby agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any other document contemplated hereby. In the event of any dispute touching or concerning this Agreement, the parties hereby agree to


* Confidential portions have been omitted and filed separately with the Commission.

submit such dispute to their respective presidents by notice delivered in accordance with the provisions of Section 23, and if within thirty (30) days, or such other period as is agreed upon in writing by the parties hereto, following such reference the dispute remains unresolved, to submit the dispute for arbitration in Boston, Massachusetts under the Rules of the American Arbitration Association in effect on the date of this Agreement (the "Rules") by arbitrators appointed in accordance with said Rules. Any decision of such arbitrators shall be written and shall be final and binding upon the parties. In any arbitration pursuant to this Section the award shall be rendered by a majority of three (3) arbitrators, one (1) of whom shall be appointed by each party and the third of whom shall be appointed by mutual agreement of the two (2) party-appointed arbitrators. In the event of failure of a party to appoint an arbitrator within thirty (30) days after commencement of the arbitration proceeding or in the event of failure of the two (2) party-appointed arbitrators to agree upon the appointment of the third arbitrator within sixty (60) days after commencement of the arbitration proceeding, such arbitrator shall be appointed by the American Arbitration Association in accordance with the Rules. The arbitrators shall apply the governing law set forth in this Section. Judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, notwithstanding the provisions of Section 18(a) to the contrary, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         19. SEVERABILITY. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction or by any governmental body to be invalid or unenforceable, such provision shall be deemed severable and the remaining parts and provisions of this Agreement shall remain in full force and effect.

         20. FORCE MAJEURE. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues. For the purpose of this Agreement, force majeure is defined as contingencies beyond the reasonable control of either party, including, without limitation, acts of God, judicial or regulatory action, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm and labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle).

         21. INTEREST. Any overdue amounts payable by either party hereunder shall bear interest compounded monthly at the prime lending rate for Dollars published from time to time in The Wall Street Journal plus * per annum, or, if lower, the highest rate permissible by applicable law, from the due date until the date of payment.

         22. NO PARTNERSHIP OR AGENCY. This Agreement and the relations hereby established by and between Biomatrix and the Distributor do not constitute a partnership, joint venture, agency or contract of employment between them.

         23. NOTICES. All communications in connection with this Agreement shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address set forth at the beginning of this Agreement, in the case of Biomatrix, Attn: Chief Executive Officer, with a copy to: Justin P. Morreale, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, U.S.A., and in the case of the Distributor, Attn: President, with a copy to Kimberlie L. Cerrone, Esq., Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025, or to such other address as the addressee shall last have designated by notice to the communicating party. The date of giving any notice shall be the date of its actual receipt.

         24. EU REGULATIONS. It is the intention of the parties hereto that this Agreement shall at all times qualify for the exemption from the provisions of Article 85(1) of the Treaty of Rome dated 25 March, 1957, as amended, which either (a) is available under EEC Regulation Number 1983/83, or (b) may subsequently be available under any successor regulation or regulations thereto. In the event that any provision of this Agreement is deemed to violate the conditions for qualifying for the exemption, set out in whichever of those regulations may be in effect at the relevant time, or if any such regulation is amended after the date of this Agreement so as to cause this Agreement to fail to qualify for the exemption, the parties hereto agree that they will, as soon as it is practicable to do so, enter into good faith negotiations to amend this Agreement as necessary in order to re-qualify for the exemption or to notify the Agreement. If those negotiations are not successfully concluded within a reasonable time (not to exceed ninety (90) days, or such other period as is agreed upon in writing by the parties hereto, after the relevant regulation is amended), either party may terminate this Agreement upon written notice to the other party.

         25. SURVIVAL. The provisions of Sections 3.3, 3.6, 3.7, 3.8, 6.2, 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall survive the termination or expiration of this Agreement (as the case may be) and shall remain in full force and effect. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting the rights and obligations of the parties hereto with regard to, any dispute, controversy or claim which may arise under, out of, or in connection with this Agreement.

         26. MISCELLANEOUS. This Agreement sets forth the entire agreement between the parties with respect to the transactions and arrangements contemplated hereby and supersedes all prior oral or written arrangements. This Agreement may be modified or amended only by a written instrument executed and delivered by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party except by an instrument in writing signed and delivered by the party executing the waiver. This Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         * Confidential portions have been omitted and filed separately with the Commission.

           [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                     COLLAGEN CORPORATION


                                     By:    /s/ Howard D. Palefsky
                                            ------------------------------
                                     Name:  Howard D. Palefsky
                                     Title: Chairman & CEO



                                     BIOMATRIX, INC.


                                     By:    /s/ Endre A. Balazs
                                            ------------------------------
                                     Name:  Endre A. Balazs
                                     Title: CEO

                                    EXHIBITS


Exhibit A           -        Agreement Product Specification and Approval
                             Documents

Exhibit B           -        Launch Schedule

Exhibit C           -        Patents and Trademarks

Exhibit D           -        Sales Forecasts

Exhibit E           -        Subdistributors

                                    EXHIBIT A


         Agreement Product Specification and Approval Documents





                                       *





* Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT B


                                 Launch Schedule


         Country:                                    Date of Launch
         -------                                     --------------

1.        Australia                                        *

2.        Austria                                          *

3.        Belgium                                          *

4.        Denmark                                          *

5.        Finland                                          *

6.        France                                           *

7.        Germany                                          *

8.        Greece                                           *

9.        Iceland                                          *

10.      Ireland                                           *

11.      Italy                                             *

12.      Japan                                             *

13.      Liechtenstein                                     *

14.      Luxembourg                                        *

15.      The Netherlands                                   *

16.      New Zealand                                       *

17.      Norway                                            *


* Confidential portions have been omitted and filed separately with the Commission.

18.      Portugal                                             *

19.      Spain                                                *

20.      Sweden                                               *

21.      Switzerland                                          *

22.      United Kingdom                                       *

23.      Israel                                               *

24.      Argentina                                            *

25.      Brazil                                               *

26.      Mexico                                               *

27.      Canada                                               *

28.      Chile                                                *

* Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT C

                             Patents and Trademarks

                                   Patents (1)


                                       *


         (1)      All numbers given are for issued patents except * , and *

         (2) This * has been allowed and will issue in the next few months under the same number.

                                       *

                                       *

                             Trademark - Hylaform**

Country and Status                                   Ser Nos. or Reg. Nos.


                                       *


Legend:   *


- ------------------------
* Confidential portions have been omitted and filed separately with the Commission.
** Filed in International Classes 5 and 10
   Legend:

                                    EXHIBIT D


                               Sales Forecasts(1)

                                    (Units)


                              First Agreement Year


(1) The parties acknowledge that in the event of the addition of other syringe sizes this forecast is subject to adjustment to incorporate such new sizes.


* Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT E

                            Collagen Subdistributors

 Country                                Subdistributor
 -------                                --------------
 Argentina                          New Pharma S.A.
 Brazil                             Magistral
 Chile                              Prater Laboratorios
 Mexico                             Bard Mexico SA
 Israel                             T.C. Technocare Ltd.
 Japan                              Lederle (Japan) K.K. Ltd.
 Columbia                           Consumed
 Cyprus                             Charitonos Enterprises
 Lebanon                            Pharmed S.A.L.
 Turkey                             Assos Pharmaceuticals

                                  UNITED STATES

                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of the 14th day of June 1996 by and between BIOMATRIX, NC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 65 Railroad Avenue, Ridgefield, New Jersey 07657, U.S.A. ("Biomatrix") and COLLAGEN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2500 Faber Place, Palo Alto, California 94303, U.S.A. (the "Distributor").

         WHEREAS, Biomatrix is engaged in the development and manufacture of the Agreement Product (as hereinafter defined);

         WHEREAS, the Distributor desires to enter into a distribution agreement and be appointed the exclusive distributor (even to Biomatrix) of the Agreement Product and any Improved Agreement Product(s) in the Territory (as such terms are hereinafter defined), and Biomatrix is willing to so appoint the Distributor on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Distributor desires to purchase from Biomatrix, and Biomatrix desires to sell to the Distributor, the Distributor's orders of the Agreement Product and any Improved Agreement Product(s) in the Territory on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

         1.   DEFINITIONS AND INTERPRETATION.

         1.1. In this Agreement, the following words and expressions shall have the following meanings:

         "Affiliate" shall mean, with respect to any party, any Person which, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

         "Agreement Product" shall mean the one product made of hylan B and called by Biomatrix Hylaform(R), the specifications for which are set forth on Exhibit A, for use in the correction of wrinkles and depressed scars.

         "Agreement Product Specifications" shall mean the specifications for the Agreement Product set forth in Exhibit A, as such specifications may be modified or supplemented by Biomatrix from time to time in accordance with Product License Approvals or to reflect any Improved Agreement Product(s).

         "Agreement Year" shall mean the twelve (12) month period commencing on the date of first commercial sale of the Agreement Product in the United States and each separate successive twelve (12) month period thereafter.

         "Contract Quarter" shall mean, for sales of Agreement Product, the period commencing with the Distributor's first commercial sale of the Agreement Product in the United States and ending on the first to occur of March 31, June 30, September 30 and December 31, as applicable, and each three (3) month period thereafter throughout the term of this Agreement.

         "Dermal Tissue Augmentation Products" shall mean biomaterial(s) that are *

         "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "Effective Date" shall mean June 17, 1996.

         "EU Countries" shall mean, collectively, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom.

         "European Territory" shall mean, collectively, the EU Countries, Switzerland, Norway, Liechtenstein and Iceland.

         "Formula Price" shall mean an amount equal to * of the Product, provided that if the * the Agreement Product in the Territory * , then the Formula Price shall mean an amount equal to * of the Agreement Product * .

         "Improved Agreement Product(s)" shall mean (i) any modification of the Agreement Product (made entirely from hylan B) regarding the formulation of hylan B in the Agreement Product, that is changes of concentration of the polymer or other changes in the Agreement Product Specifications, whether or not requiring new regulatory approval in the EU Countries or in the United States, and (ii) any modifications or changes related to the packaging of the Agreement Product, including the syringe used, mode of application or dosage.

         "Incremental Royalties" shall mean that term as defined in Section 8.2.

         "Initial Term" shall mean that term as defined in Section 3.2.

         "International Agreement" means the Distribution Agreement between Biomatrix and Distributor, dated as of the date hereof, relating to the sale of the Agreement Product in the EU Countries, Switzerland, Norway, Liechtenstein, Iceland, Australia, New Zealand, Canada, Israel, Argentina, Mexico, Chile and Brazil.

* Confidential portions have been omitted and filed separately with the Commission.

         "International Territory" shall mean, collectively, the EU Countries, Switzerland, Norway, Liechtenstein, Iceland, Australia, New Zealand and Japan, Israel, Argentina, Brazil, Chile, Mexico and Canada.

         "Launch" shall mean the commencement by the Distributor of sales of the Agreement Product in commercial quantities in the Territory for use in the Territory.

         "Minimum Price" shall mean an amount equal to * for each Treatment Syringe, * , then the Minimum Price payable * Agreement Years immediately following such * shall equal * , and * Agreement Years following such * shall equal * for each Treatment Syringe.

         "Net Retail Sales" shall mean, with respect to sales of a Dermal Tissue Augmentation Product in the Territory, the aggregate gross price invoiced for retail sales of such product during a period in such country to unaffiliated third-party purchasers *

         It is Biomatrix's understanding that the foregoing definition is consistent with how the Distributor reports its sales in its audited financial statements.

         "New Products" shall mean *

         "Patents" shall mean Letters Patent or similar statutory rights relating to any Agreement Product and any Improved Agreement Product(s) (including any continuation-in-part, continuation or division thereof or substitute thereof), and patent applications which are pending as of the Effective Date, in each case as set forth in Exhibit C, together with any supplementary or complementary protection certificates therefor if and when such are granted.

         "Person" shall mean an individual, a corporation, limited liability company, a partnership, a trust, an unincorporated organization or a

* Confidential portions have been omitted and filed separately with the Commission.

         government or any agency or political subdivision thereof.

         "Region" shall mean any one of the following countries or groups of countries:

                                       *

         "Supply Forecast" shall mean that term as defined in Section 7.3(b).

         "Territory" shall mean the United States.

         "Trademarks" shall mean (i) the trademark Hylaform(R), the details of which are described in Exhibit C, and (ii) any other trademarks, as may be agreed upon in writing from time to time by the parties hereto for use by the Distributor in connection with the promotion, marketing and sale of the Agreement Product and any Improved Agreement Product(s) under this Agreement.

         "Treatment Syringe" shall mean a ready-for-injection 1.0cc syringe of the Agreement Product.

         "United States Consumer Price Index" shall mean the Consumer Price Index, All Items, United States, as published by the Bureau of Labor Statistics.

         1.2. In this Agreement, unless the context otherwise requires:

         (a) clause headings are inserted for convenience of reference only and have no legal effect;

         (b) references to sections, exhibits and schedules are to be construed as references to the sections of, and exhibits and schedules to, this Agreement and references to this Agreement include its exhibits and schedules.

         (c) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended, varied, substituted, supplemented, restated or novated in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of Biomatrix;

         (d) words importing the plural shall include the singular and vice versa;

         (e)  references to a person shall be construed as including

* Confidential portions have been omitted and filed separately with the Commission.

references to an individual, firm, consortium, company, corporation, unincorporated body of persons or any State or any agency thereof; and

         (f) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

         2.   APPOINTMENT; BEST EFFORTS; EXCLUSIVITY.

         2.1. Appointment.

         (a) Subject to the terms and conditions hereinafter set forth, Biomatrix hereby appoints the Distributor as its exclusive * (except to the extent set forth in Section 2.3) distributor for the promotion, marketing, sale and distribution within the Territory of the Agreement Product and any Improved Agreement Product(s) supplied by Biomatrix or an Affiliate of Biomatrix to the Distributor pursuant to this Agreement. Such appointment does not include the right to sublicense or appoint subdistributors except to an Affiliate of Distributor without the approval of Biomatrix; (and only for such time as such an Affiliate remains an Affiliate of Distributor).

         (b) Except as specifically provided to the contrary herein, the foregoing appointment shall not be construed, by implication or otherwise, (i) to effect any sale of proprietary Biomatrix technology, (ii) to grant any license relating to Biomatrix's proprietary methods of formulating, fabricating and manufacturing the Agreement Product or any Improved Agreement Product(s), or
(iii) to grant the Distributor any rights in or to any proprietary technology or Patents or Trademarks of Biomatrix.

         2.2. Acceptance of Obligations; Best Efforts. The Distributor hereby accepts the appointment described in Section 2.1 and hereby agrees to use its best efforts at all times during the term hereof to promote, market, sell and distribute the Agreement Product and any Improved Agreement Product(s) in the Territory.

                                       *

         2.3. Conversion to Non-Exclusive Distributorship. In the event that (i) in any Agreement Year after and including the third Agreement Year or (ii) from, after and including the first year of the Distributor acquiring and/or commercializing a New Product pursuant to Section 10.1(b) (and so long as (i) no force majeure condition of Distributor exists at such time pursuant to Section 20, (ii) Biomatrix has met its supply obligations under Section 7.4 and (iii) Distributor is able to lawfully sell the Agreement Product and any

* Confidential portions have been omitted and filed separately with the Commission.

Improved Agreement Product(s) in the Territory) the Distributor's Net Retail Sales of the Agreement Product and any Improved Agreement Product(s) in the Territory, comprise less than * of its Net Retail Sales of * , including the Agreement Product and any Improved Agreement Product(s), * , within * after receipt of any such notice from Biomatrix, a shortfall of * with respect to the Territory for an Agreement Year by * Biomatrix shall have the right to distribute the Agreement Product and Improved Agreement Product and/or engage another distributor for the Territory. From and after the date of a conversion to a non-exclusive distribution arrangement within the Territory, the Distributor shall lose its rights hereunder to promote, market, sell and distribute within the Territory any Improved Agreement Product(s) commercialized on or after such date. Notwithstanding the foregoing, the Distributor shall retain the exclusive right to use all trademarks under which the Distributor launched the Agreement Product or any Improved Agreement Product(s) in the Territory.

         3.   TERM AND TERMINATION.

         3.1. Effective Date. This Agreement shall take effect as of the Effective Date.

         3.2. Term.

         (a) Unless this Agreement is sooner terminated in accordance with the provisions of this Agreement, the term of the appointment hereunder for shall commence on the first day of the first Agreement Year and shall end on the last day of the * Agreement Year (the "Initial Term").

         (b) Unless this Agreement is sooner terminated in accordance with the provisions of this Agreement, the appointment of the Distributor hereunder as exclusive distributor of the Agreement Product shall be renewable by the Distributor, at its option, upon written notice to Biomatrix received at least * prior to the end of the Initial Term, for an additional consecutive term of * following the date of expiration of the Initial Term,

* Confidential portions have been omitted and filed separately with the Commission.

provided that the Distributor shall only be entitled to exercise such renewal option if as of the date of expiration of the Initial Term the Distributor is not in material breach of any of its obligations under this Agreement. Thereafter, the appointment of the Distributor as exclusive distributor of the Agreement Product shall be renewable upon the expiration of such additional * term, upon written notice to Biomatrix received at least * prior to the end of such term for one additional consecutive renewal term of * , provided that, as of the date of expiration of the first renewal term, the Distributor is not in material breach of any of its obligations under this Agreement. For the avoidance of any doubt, Distributor's rights with respect to any Improved Agreement Product(s) commercialized after the * of the Effective Date shall terminate upon the * of the Effective Date. Subject to the terms of this Agreement, Distributor shall have the right to continue to sell the Agreement Product and any Improved Agreement Products it is then currently selling.

         (c) This Agreement may be terminated by either party, by written notice to the other party, in the event that (i) a mutual decision not to Launch the Agreement Product in such country is reached or (ii) a Launch is not commenced within the time period set forth on Exhibit B.

         (d) In the event that in any Agreement Year after and including the * Agreement Year (and so long as (i) no force majeure condition of Distributor exists at such time pursuant to Section 20, (ii) Biomatrix has met its supply obligations under Section 7.4, and (iii) Distributor is able to lawfully sell the Agreement Product and any Improved Agreement Product(s) in the Territory), the Distributor's Net Retail Sales of the Agreement Product and any Improved Agreement Product(s) in the Territory comprise less than * in the Territory of all Dermal Tissue Augmentation Products, including the Agreement Product and any Improved Agreement Product(s), the Distributor's distribution rights (including, without limitation, its right to use the Trademarks) under this Agreement for the Agreement Product and any Improved Agreement Product(s) in the Territory shall terminate upon * after the end of the applicable Agreement Year, at the election of Biomatrix; *

         Upon any such termination of the Distributor's distribution rights in the Territory, the Distributor's obligation to pay any royalties pursuant to Sections 8.1 and 8.2 for any sales in the Territory after such termination

* Confidential portions have been omitted and filed separately with the Commission.

shall cease, but the Distributor shall remain obligated to pay all such royalties for sales in the Territory accrued prior to such termination.

         (e) Notwithstanding any other provision of this Agreement to the contrary, Biomatrix may terminate this Agreement at any time prior to receipt of the Approved Letter (as defined hereafter) from the U.S. Food and Drug Administration if Distributor is in material breach of the International Agreement, which material breach has not been cured within thirty (30) days after written notice of such breach is received by Distributor. The parties expressly agree that Distributor's failure to meet or adhere to the launch schedule for the Agreement Product for each country as set forth in the International Agreement shall be deemed a material breach of the International Agreement except to the extent that Distributor's failure to meet such launch schedule is due to (i) Biomatrix's failure to meet its supply obligations under the International Agreement, (ii) a force majeure condition of the Distributor, or (iii) it being unlawful for the Distributor to sell the Agreement Product or any Improved Agreement Product in the Territory, provided that such unlawfulness is not the result of any act or failure to act of the Distributor.

         (f) Notwithstanding any other provision in this Agreement to the contrary, the Distributor may terminate this Agreement upon notice to Biomatrix of the Distributor's decision not to pay the fee called for in Section 7.1(b).

         3.3. Inventory.

         (a) Upon termination of this Agreement for any reason, Biomatrix shall have the right (but not the obligation) to repurchase all or part of the inventory of the Agreement Product and any Improved Agreement Product(s) held by the Distributor or its Affiliates.

         (b)  The price for inventory to be repurchased by Biomatrix pursuant to
Section 3.3(a) above shall be the landed cost thereof actually paid by the Distributor to Biomatrix. With respect to any quantities not repurchased by Biomatrix, the Distributor shall have the right to sell such inventory of the Agreement Product and any Improved Agreement Product(s), in its usual and customary manner, in the ordinary course of business, for a period of six (6) months following termination of this Agreement and notwithstanding such termination the terms and conditions of this Agreement shall apply to such sales.

         3.4. Insolvency. This Agreement may be immediately terminated by either party, upon giving written notice to the other party, in the event that the other party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such party's rights under this Section 3.4, and such party reserves the right to exercise any such rights at any time after the occurrence of any such event.

         3.5. Breach. This Agreement may be terminated by either party if the other party shall breach any of its payment obligations hereunder or if Distributor shall commit a material breach of any of its warranties, covenants, conditions, obligations or agreements contained herein, provided that such breach shall continue for a period of thirty (30) days (ten (10) days in the event that such breach is the failure of the Distributor to pay the fee called for in Section 7.1(b)) after written notice thereof and provided further that such termination shall be immediately effective upon further written notice to that effect to the breaching party after its failure to cure such breach within such applicable notice period. For avoidance of doubt, the parties agree that if a Launch is not reached within thirty days after the time period set forth on Exhibit B, then either party may terminate this Agreement (provided that such failure to reach a Launch is not due to (i) a force majeure condition of the Distributor, (ii) Biomatrix's failure to meet its supply obligations under
Section 7.4, or (iii) it being unlawful for the Distributor to sell the Agreement Product or any Improved Agreement Product in the Territory, provided that such unlawfulness is not the result of any act or failure to act of the Distributor).

         3.6. Certain Rights Upon Termination. Upon termination of this Agreement for any reason whatsoever, Biomatrix shall have the following rights:

         (a) Biomatrix shall have the unrestricted right to review, access, use and permit others to review, access and use, either directly or by cross-reference or incorporation or otherwise, all information, data, investigations, preclinical and clinical protocols, marketing information disseminated by Distributor publicly to customers and patients and all information required to be provided to Biomatrix by law, information relating to laboratory, animal and human studies, and related regulatory approvals pertaining to the Agreement Product or any Improved Agreement Product(s) (the "Information") which are possessed or controlled by the Distributor or any of its Affiliates, or to which the Distributor or any of its Affiliates has a right to review, access or use. The Distributor unconditionally agrees promptly to take any action and to execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to permit Biomatrix to make full use of such unrestricted right.

         (b) Further, Biomatrix shall have exclusive ownership rights to the Trademarks and to all other product specific logos, slogans and other intangibles used by the Distributor solely in association with the independent sale of the Agreement Product and any Improved Agreement Product(s) (including all registrations relating thereto) possessed or controlled by the Distributor or any of its Affiliates, and the Distributor unconditionally agrees, subject to the provisions of Section 3.3(b), (i) immediately upon termination to cease using the Trademarks and any such logos, slogans, and marketing rights of Biomatrix or any imitations thereof and (ii) immediately to execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to give full effect to the provisions of this Section 3.6.

         (c) In addition, the Distributor unconditionally agrees, subject to the provisions of Section 3.3(b), that it shall, upon the request of Biomatrix, immediately inform all relevant regulatory authorities that the Distributor is no longer a distributor of the Agreement Product or the Improved Agreement Product(s) and shall take all action and execute and deliver all documents and instruments necessary in order to transfer to the fullest extent permitted under applicable law all registrations and Product License Approvals, or applications therefor, for the Agreement Product or any Improved Agreement Product(s) to Biomatrix or any Person nominated by Biomatrix.

         3.7. Effects of Termination.

         (a) Upon termination of this Agreement for any reason, the Distributor shall immediately discontinue making any representations regarding its status as a distributor for Biomatrix and shall immediately cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Agreement Product and any Improved Agreement Product(s), provided, however, that the Distributor shall be permitted to sell inventory not repurchased by Biomatrix in accordance with Section 3.3.

         (b) Termination of this Agreement shall not affect obligations of either party that may have accrued prior to the effective date of termination. Subject to Clause 3.8 below, termination of this Agreement shall be in addition to, and shall not be exclusive of or prejudicial to, any other grounds for termination or rights or remedies at law or in equity which either party may have on account of any default of the other party.

         3.8. Waiver. The Distributor hereby waives, to the extent it is able to do so under the laws of the United States and other applicable law, any statutory rights it may have or acquire in respect of the termination of the relationship established hereby pursuant to the terms hereof, and agrees that the rights available to it hereunder in the event of such termination are adequate and reflect the agreement of the parties. The Distributor shall not have any right to claim any indemnity for goodwill or lost profits or any damages arising from the rightful termination of this Agreement in accordance with the terms hereof.

         4. PAYMENTS. All payments hereunder shall be made in Dollars. Payments to Biomatrix shall be wired to an account designated by Biomatrix and the costs of any such remittance shall be borne by the Distributor.

         5. WITHHOLDING. All payments to be made by the Distributor under this Agreement shall be made in full, free and clear of and without any deduction of or withholding for or on account of any taxes levied in any country of the Territory or elsewhere; provided that if the Distributor shall be required by law to make any deduction or withholding from any payment to Biomatrix then:

         (a) the Distributor shall ensure that such deduction or withholding does not exceed the minimum legal liability therefor; and

         (b) not later than five (5) days before each deduction or withholding of any taxes, the Distributor shall forward to Biomatrix such documentary evidence as may be required by Biomatrix in respect of the proposed deduction, withholding or payment; and

         (c) prior to any deduction or withholding the parties shall attempt in good faith to agree upon revised mutually acceptable pricing and/or payment terms.

         6.   TRADEMARKS; AGREEMENT PRODUCT MARKING; PROMOTIONAL INFORMATION.

         6.1. Trademarks. Subject to the provisions of Section 3.6, Biomatrix hereby licenses to the Distributor the right to use, and hereby requires solely in association with the independent sale by the Distributor of the Agreement Product and any Improved Agreement Products the use of, the Trademarks in the Territory during the term of this Agreement. The Distributor warrants that it shall not use any of the Trademarks at any time outside the Territory or use any of the Trademarks for any products other than the Agreement Product and any Improved Agreement Product(s) within the Territory. The Distributor shall not use a trademark or other mark (other than a Trademark) in connection with its distribution of the Agreement Product and any Improved Agreement Products unless and until it has been agreed upon in writing by each of the parties and become a Trademark as defined herein. Biomatrix shall prosecute, maintain and defend the Trademarks throughout the Term of this Agreement in the Territory. The parties shall execute a short form Trademark assignment agreement to the extent that it is necessary to record the Trademark license under this Section 6.1.

         6.2. Termination of Right to Use Trademarks. Subject to the sell-out right of Section 3.3(b) and except as otherwise provided in Section 3.6, upon termination of this Agreement, the license to use the Trademarks in the Territory shall terminate, and the Distributor unconditionally agrees promptly to take all necessary action and execute and deliver to Biomatrix all necessary documents and instruments to remove the Distributor as a registered user and/or a recorded licensee of the Trademarks. In the event that the Distributor fails promptly upon written request by Biomatrix to comply with any of its agreements in the preceding sentence of this Section 6.2, the Distributor hereby irrevocably consents to Biomatrix's taking any action necessary to give effect to such agreements.

         6.3. Notice. Each party hereto agrees promptly to notify the other in writing of any infringements or imitations of the Trademarks by third parties which may come to its attention.

         6.4. Labelling and Promotional Materials; Approved Use of Product.

         (a) The Distributor shall provide Biomatrix with labelling masters, instructions, specifications and copies of all marketing, labelling and promotional material it intends to use relating to the Agreement Product and any Improved Agreement Product(s). All such labelling, packaging and promotional material shall be consistent with the relevant Product License Approvals and all labelling and packaging materials shall be reviewed by Biomatrix and shall be subject to its written approval prior to use, such approval not to be unreasonably withheld. Biomatrix shall communicate its acceptance or rejection of such labelling packaging and any major promotional materials that include claims or items impacting regulatory approvals within * of its receipt thereof and if no such communication is received by Distributor from Biomtrix within such * Biomatrix shall be deemed to have accepted. Distributor shall provide Biomatrix with all other major promotional materials for launches and subsequent promotions within a reasonable time prior to their use in order to allow Biomatrix to comment on such materials. Distributor shall provide Biomatrix with copies of all other promotional materials at or prior to their use.

         (b) The Distributor agrees that its promotion, marketing, sale and distribution of the Agreement Product and any Improved Agreement Product(s) in the Territory, and the promotional materials and labelling used in connection therewith, shall be strictly in accordance with the approved use of the Agreement Product and any Improved Agreement Product(s) as specified in the Product License Approvals and as further provided in this Agreement. Specifically, for purposes of this Agreement, the Distributor agrees * , or unless agreed to in writing by Biomatrix.

         6.5. Legend. Subject to applicable laws and regulations in the Territory, all relevant packaging and promotional material for the Agreement Product and any Improved Agreement Product(s) used or sold by the Distributor shall contain (i) all applicable markings needed to keep the Trademarks enforceable throughout the Territory as reasonably specified by Biomatrix to the Distributor and (ii) a legend which shall be displayed in a reasonably conspicuous manner on all packaging of such Agreement Product and any Improved Agreement Product(s) containing the corporate identification logo of Biomatrix and indicating that such product has been developed and manufactured by Biomatrix, Inc., and its affiliates, 65 Railroad Avenue, Ridgefield, New Jersey, 07657 U.S.A.

* Confidential portions have been omitted and filed separately with the Commission.

         6.6. Promotional Support. Biomatrix and the Distributor shall provide to each other on an ongoing basis and without charge (to the extent not prevented by law or contract from doing so) all medical information relating to the Agreement Product and any Improved Agreement Product(s) (including summary data from studies, clinical trials and the like as well as information regarding adverse events associated with the use of the Agreement Product), the proceedings of all symposia on the Agreement Product and any Improved Agreement Product(s) and all promotional information that is available to such party relating to the Agreement Product and any Improved Agreement Product(s). In addition, Biomatrix and the Distributor shall provide each other with access to such primary data and information in its possession as the other may reasonably request regarding the results of the studies contained in such summary data referred to above.

         6.7. Joint Coordinating Committee. Upon the execution of this Agreement, Biomatrix and the Distributor shall establish a joint coordinating committee (the "Committee") to review all matters relating to product labelling, product claims, regulatory matters or clinical trials. The Committee shall consist of an equal number, not to * , of voting representatives from each of Biomatrix and the Distributor and shall meet * . In the event of a dispute between representatives of Biomatrix and the Distributor on the Committee, a senior representative of each such party shall be appointed to resolve such dispute, and in the event such senior representatives are unable to resolve the matter, Biomatrix's view shall prevail over the Distributor's.

         6.8. Recalls of the Agreement Product.

              (a) If either party in good faith determines that a recall of the Agreement Product in the Territory is warranted, such party shall immediately notify the other party in writing and shall advise such other party of the reasons underlying its determination that a recall is warranted. The parties shall consult with each other as to any action to be taken in regard to such a recall, but in any event if after consultations either party in good faith still believes that such a recall should be undertaken, the parties shall cooperate in carrying out such recall.

              (b) Except as otherwise provided in (c) below, in the event of a recall of the Agreement Product, Biomatrix shall correct any deficiency relating to its manufacturing, packaging, testing, labelling, storing or handling of the Agreement Product for which it is responsible, if applicable, and shall at its cost replace the Agreement Product recalled.

              (c) Biomatrix shall reimburse Distributor for all direct costs and expenses (including without limitation shipping, quality control

* Confidential portions have been omitted and filed separately with the Commission.

testing and notification costs) incurred by Distributor and its Affiliates as a result of any recall, except where such recall (i) is the result of the failure of Distributor or its Affiliates to comply with their obligations under this Agreement and/or (ii) was opposed by Biomatrix and proved to be unwarranted, in which case Distributor shall reimburse Biomatrix for all direct costs and expenses (including without limitation shipping, quality control testing and notification costs) incurred by Biomatrix and its Affiliates as a result of such recall.

         6.9. Product Vigilance System. The Distributor shall be responsible for maintaining medical device vigilance systems, as established for the Agreement Product by Biomatrix, and shall promptly provide Biomatrix with notice of all product complaints, including medical complaints. Biomatrix shall be solely responsible for processing, analyzing and, if necessary, reporting medical complaints to regulatory authorities. The Distributor shall provide all necessary support to Biomatrix for carrying out such activities.

         7.   SUPPLY OF AGREEMENT PRODUCT.

         7.1. General; Fee.

         (a) Biomatrix agrees to sell the Agreement Product and any Improved Agreement Product(s) to the Distributor, on the terms and subject to the conditions set forth herein, for resale by the Distributor within the Territory, and the Distributor shall obtain the Agreement Product and any Improved Agreement Product(s) for resale in the Territory only from Biomatrix or its Affiliates. Biomatrix shall not sell the Agreement Product or any Improved Agreement Product(s) itself or supply or license the manufacture of the Agreement Product or any Improved Agreement Product(s) to any third party for resale within the Territory, provided that Biomatrix's obligations under this sentence shall be subject to (i) applicable law and (ii) the provisions of this Agreement, including Section 2.3.

         (b)
                                       *

         7.2. Price; Adjustment; Reports; Payment.

         (a) The parties shall attempt in good faith to agree in writing, prior to the Launch in each country, upon mutually acceptable supply pricing for the Distributor's purchase of the Agreement Product and any Improved Agreement Product(s), but such pricing in any event shall not be less than the greater of
(i) the Minimum Price, or (ii) the Formula Price, except as provided in subsection (b) below. The parties shall attempt in good faith to agree in writing upon mutually acceptable minimum pricing for the Agreement Product in sizes other than the 1.0cc Treatment Syringe and for any Improved Agreement Product(s). For any syringe with a fill volume of greater than one cc (1cc), the Minimum Price shall be the amount calculated as * plus the dollar amount which equals * of such product with a larger fill volume * of the one cc (1cc) syringe. In the event that Biomatrix's actual incremental Cost of Goods Sold exceeds such dollar amount, the Minimum Price shall be the amount calculated as
* . Subject to the general commercial availability of appropriate syringes for the Agreement Product, the * for a one and one-half (1.5)cc syringe, * for a two (2.0)cc syringe, and * for a two and one-half (2.5)cc syringe.

         (b) If Biomatrix has appointed a new distributor in the Territory pursuant to Section 2.3 and the Distributor has the right to distribute the Agreement Product and any Improved Agreement Product(s) in the Territory, the supply pricing for the Distributor's purchase of the Agreement Product and any Improved Agreement Product(s) for resale in the Territory *

         (c) The price initially payable by the Distributor to Biomatrix for each unit of the Agreement Product during each month of each Agreement Year shall be the Minimum Price (subject to adjustment at the close of each applicable Contract Quarter and Agreement Year in accordance with Section 7.2(e) below).

         (d) Within * after the end of each month of each Agreement Year, the Formula Price for the Agreement Product shall be calculated, and, to the extent that such Formula Price exceeds the applicable Minimum Price for such Agreement Year, an adjustment resulting from the * with respect to all units of the Agreement Product sold by the Distributor in the Territory during such monthly period, such payment to be made * after the end of the month following such monthly period.

         (e) Within * after the end of each Contract Quarter and Agreement Year, the Formula Price for the Agreement Product shall be calculated and an adjustment resulting from the * , as appropriate, to the other party with respect to all units of the Agreement Product sold by the Distributor in the Territory during such Contract

* Confidential portions have been omitted and filed separately with the Commission.

Quarter and Agreement Year, such payment to be made within * after the end of such * period following the end of such Contract Quarter and Agreement Year. The price calculated annually in this manner shall be the final price payable for all units of the Agreement Product sold by the Distributor or any Affiliate during such Agreement Year. For the avoidance of doubt, the aggregate amount payable by Distributor for the Agreement Product(s) and any Improved Agreement Product(s) for any Agreement Year shall in no event be lower than the Minimum Price multiplied by the total units sold in such Agreement Year in the Territory.

         (f) Within * following the end of each calendar month in each Agreement Year, the Distributor shall submit to Biomatrix written reports detailing the units and value of the Distributor's and its Affiliates' Net Retail Sales and aggregate number of units sold of the Agreement Product and any Improved Agreement Product(s) in the Territory during the immediately preceding calendar month.

         (g) Within * following the end of each Agreement Year, the Distributor shall submit to Biomatrix written reports detailing the Distributor's and its Affiliates' sales of the Agreement Product and any Improved Agreement Product(s) during the immediately preceding Agreement Year, which reports shall contain the Net Retail Sales of the Agreement Product and any Improved Agreement Product(s) in the Territory, and the aggregate number of units of the Agreement Product and any Improved Agreement Product(s) sold in the Territory during the applicable Agreement Year.

         (h) All purchases of the Agreement Product and any Improved Agreement Product(s) hereunder shall be billed and paid in Dollars within * after the later of the date of delivery or the date of the Distributor's receipt of the invoice for each shipment of same to the Distributor.

         7.3. Sales and Supply Forecasts; Accounts.

         (a) Exhibit D, which shall be supplied by the Distributor within * of the Distributor's receipt of notice from Biomatrix of * , shall set forth a sales forecast of units of the Agreement Product in the Territory for the first Agreement Year.

         (b) Within * after the end of each month of each Agreement Year in the Territory, the Distributor shall provide to Biomatrix an updated rolling twelve
(12) month monthly supply forecast for all unit sizes of the Agreement Product. Each such supply forecast described in this subsection (b) is referred to herein as a "Supply Forecast"; provided, that updated Supply Forecasts shall not vary (whether up or down) from the immediately preceding Supply Forecast by more than
* with respect to each month covered by such preceding Supply Forecast.

* Confidential portions have been omitted and filed separately with the Commission.

         (c) The Distributor shall maintain books of account with respect to its sales of the Agreement Product in the Territory. Biomatrix shall have the right, not more than once during each calendar year, to have an independent accountant selected and retained by Biomatrix (reasonably acceptable to Distributor, provided that any "big six" accounting firm shall be deemed reasonable) to inspect and examine such books of the Distributor during regular business hours for the purpose of verifying the statements of the aggregate Net Retail Sales of all Dermal Tissue Augmentation Products for all purposes hereunder, including verification of Formula Price and the royalties described in Section 8. The cost of each such audit shall be borne by Biomatrix unless a material error is discovered in the course of such audit, in which case the cost shall be borne by the Distributor. For purposes of this Section 7.3(d), a material error shall be defined as an understatement of five percent (5%) or more of the aggregate amount owed to Biomatrix with respect to sales of Dermal Tissue Augmentation Products in the Territory. Any additional payments required as a result of such inspection and examination shall be immediately paid to Biomatrix and shall bear interest from the date such amount would otherwise have been paid until the date of actual payment at the rate per annum set forth in
Section 20. Such independent accounting firm shall conduct such inspections and examinations under conditions of confidentiality.

         7.4. Shipment and Delivery; Packaging; Shelf Life.

         (a) Biomatrix or an Affiliate of Biomatrix shall arrange for shipment to the Distributor of the Agreement Product and any Improved Agreement Product(s) ordered by the Distributor * . The Distributor shall pay all customs duties, sales taxes and other governmental charges relating to the Agreement Product and any Improved Agreement Product(s), and shall be solely responsible for clearing such products through customs throughout the Territory.

         (b) The Distributor shall submit a firm purchase order setting forth the quantities, delivery date and shipping instructions with respect to each shipment of the Agreement Product and any Improved Agreement Product(s), such purchase orders to be received by Biomatrix at least * prior to the requested delivery date; provided that the Distributor shall not submit any purchase order for fewer than * units of the Agreement Product or the Improved Agreement Product(s) (although multiple delivery site for purchase orders shall be allowed). Biomatrix shall have no obligation to supply Distributor with quantities of the Agreement Product(s) and Improved Agreement Product(s) in excess of the amounts in the then current Supply Forecast for the relevant monthly period.

* Confidential portions have been omitted and filed separately with the Commission.

         (c) Each unit of the Agreement Product and any Improved Agreement Products shipped to the Distributor shall have, as of the time of delivery, a remaining shelf life of no less than * less than the maximum shelf life for such product, as approved by the U.S. Food and Drug Administration. Biomatrix shall continually use its best efforts at all times during the term hereof to lengthen to * the shelf life of the Agreement Product and any Improved Agreement Products to the extent supported by stability data. Biomatrix' "best efforts" in this section shall mean that Biomatrix shall use such methods, exercise such degree of effort and diligence, and adhere to such standards as are commercially reasonable.

         7.5. Title. Legal title to all quantities of the Agreement Product and any Improved Agreement Product(s) sold hereunder shall remain in Biomatrix until delivery of the Agreement Product and any Improved Agreement Product(s) to Distributor or its agent and acceptance thereof, and upon such delivery and acceptance the title to such Agreement Product and any Improved Agreement Product(s) shall, without further action, be transferred to and vested in the Distributor.

         7.6. Risk of Loss. Biomatrix shall bear all risk of loss of, or damage to, all units of the Agreement Product and any Improved Agreement Product(s) to the extent the same is in its possession or the possession of its Affiliates, nominees or agents. The Distributor shall bear all risk of loss of, or damage to, all units of the Agreement Product and any Improved Agreement Product(s) after delivery to a common carrier for shipment to the Distributor in accordance with Section 7.4.

         7.7. Acceptance. * All units of the Agreement Product and Improved Agreement Products delivered to Distributor pursuant to this Agreement shall be
* the specification listed in Exhibit A. Any non-conformity which arises after acceptance by Distributor directly associated with Product specification shall be the responsibility of Biomatrix unless such non-conformity is due to improper storage conditions subsequent to delivery of the Agreement Product. All other non-conformities of the Agreement Product shall be the responsibility of the Distributor. Biomatrix and the Distributor agree to consult with each other in order to resolve the discrepancy between each other's determinations. If such consultation does not resolve the discrepancy, the parties agree to nominate a reputable independent laboratory, acceptable to both parties, that shall carry out tests on representative samples taken from such shipment, and

* Confidential portions have been omitted and filed separately with the Commission.

the results of such tests shall be binding on the parties. Biomatrix shall at its expense replace any such shipment to the extent that it does not conform to the Agreement Product Specifications. All defective units of the Agreement Product or any Improved Agreement Product(s) shall be returned to Biomatrix at the address set forth in Section 23 of this Agreement, accompanied or preceded by a reasonably detailed statement of the claimed defect or non-conformity and proof of date of purchase, and packed and shipped according to instructions provided by Biomatrix. The shipping costs of any such returned units shall be borne by Biomatrix, unless such units are determined not to be defective under the terms of this Agreement, in which case such shipping costs shall be borne by the Distributor.

         7.8. Purchase Orders. The provisions of this Agreement shall prevail over any inconsistent statement or provisions contained in any document related to this Agreement passing between the parties hereto including, but not limited to, any purchase order, acknowledgment, confirmation or notice.

         7.9. Limited Warranty; Limitation on Liability.

         Biomatrix represents and warrants that the Agreement Product and any Improved Agreement Product(s) supplied to the Distributor hereunder shall:

         (a)  conform to the Agreement Product Specifications; and

         (b) be manufactured, labelled, packaged and tested (while in the possession or control of Biomatrix) in accordance with the applicable Product License Approvals therefor and all applicable laws and regulations in the Territory relating to the manufacture, labelling, packaging and testing of the Agreement Product, and shall be manufactured for use for the indications specified in the applicable Product License Approvals therefor.

         THE FOREGOING WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY BIOMATRIX WITH RESPECT TO THE AGREEMENT PRODUCT, AND BIOMATRIX GIVES AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THE FOREGOING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO IMPLIED WARRANTY OF MERCHANTABILITY, NO IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, AND NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY BIOMATRIX OR SHALL ARISE BY OR IN

CONNECTION WITH ANY SALE OR PROVISION OF THE AGREEMENT PRODUCT BY BIOMATRIX, OR THE DISTRIBUTOR'S (OR ITS AFFILIATES') USE OR SALE OF THE AGREEMENT PRODUCT, OR BIOMATRIX'S AND/OR THE DISTRIBUTOR'S (OR ITS AFFILIATES') CONDUCT IN RELATION THERETO OR TO EACH OTHER. NO REPRESENTATIVE OF BIOMATRIX IS AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR TO MODIFY THE FOREGOING WARRANTY IN ANY WAY.

         The limited warranty set forth in this Section 7.9 does not apply to any non-conformity of the Agreement Product or any Improved Agreement Product(s) resulting from (a) repair or alteration by any party other than Biomatrix or its Affiliates, (b) misuse, negligence, abuse, accident, mishandling or storage in an improper environment by any party other than Biomatrix or its Affiliates, or
(c) use, handling, storage or maintenance other than in accordance with instructions and recommendations provided by Biomatrix or its Affiliates.

         Biomatrix's obligation with respect to units of the Agreement Product and any Improved Agreement Product(s) which do not meet the warranty contained herein is limited to replacement of such units of the Agreement Product or Improved Agreement Product(s) as applicable, provided that such units are returned to Biomatrix accompanied by a reasonably detailed statement of the claimed defect or non-conformity and proof of purchase, and packed and shipped according to instructions provided by Biomatrix, and only if, upon examination by Biomatrix, such units of the Agreement Product or the Improved Agreement Product(s) are determined to have been defective under the terms of this Agreement.

         BIOMATRIX'S LIABILITY, AND THE EXCLUSIVE REMEDY, IN CONNECTION WITH THE SALE OR USE OF THE AGREEMENT PRODUCT AND ANY IMPROVED AGREEMENT PRODUCT(S) (WHETHER BASED ON CONTRACT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER LEGAL THEORY), SHALL BE STRICTLY LIMITED TO BIOMATRIX'S OBLIGATIONS AS SPECIFICALLY AND EXPRESSLY PROVIDED IN THIS SECTION 7.9 AND IN SECTION 9 BELOW. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 7.9 AND IN SECTION 9 BELOW, BIOMATRIX SHALL HAVE NO LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND, IN ANY WAY OR TO ANY EXTENT, FOR ANY DAMAGES, LOSSES, COSTS, EXPENSES OR LIABILITIES FOR ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE AGREEMENT PRODUCT AND ANY IMPROVED AGREEMENT PRODUCT(S) OR THE PERFORMANCE THEREOF, OR ARISING IN ANY WAY IN CONNECTION WITH THE PURCHASE OR USE OR

INABILITY TO USE THE AGREEMENT PRODUCT OR ANY IMPROVED AGREEMENT PRODUCT(S), EVEN IF BIOMATRIX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WHATSOEVER SHALL BIOMATRIX HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING IN ANY WAY IN CONNECTION WITH THE AGREEMENT PRODUCT OR ANY IMPROVED AGREEMENT PRODUCT(S) OR THEIR SALE OR USE.

         8.   ROYALTY PAYMENTS BY DISTRIBUTOR.

         8.1. Royalties for Sales of Dermal Tissue Augmentation Products. The Distributor shall pay to Biomatrix a royalty of * of the Net Retail Sales by the Distributor and its Affiliates of all Dermal Tissue Augmentation Products (other than sales of the Agreement Product and any Improved Agreement Product(s)) in the Territory, including any countries that are added to the Territory after the Effective Date, * . Such royalty shall commence at the earlier of (a) Launch of the Agreement Product in the Territory or (b) the Launch date set forth on Exhibit B; provided that if a the Launch is delayed due to Biomatrix's failure to meet its supply obligations under Section 7.4, due to a force majeure condition of Distributor or if Distributor is not able to lawfully sell the Agreement Product in the Territory, such royalty shall not commence until Biomatrix meets its supply obligations, until Distributor is able to sell the Agreement Product in the Territory, or until such force majeure condition ceases. Such royalty shall be paid by not later than * after the end of each Contract Quarter.

         8.2. Incremental Royalties. The Distributor shall pay to Biomatrix the following annual royalties (the "Incremental Royalties") on the Distributor's and its Affiliates' total incremental increases in Net Retail Sales of all Dermal Tissue Augmentation Products (including the Agreement Product and any Improved Agreement Product(s)), in the Territory based on the incremental increases, if any, in Net Retail Sales of all Dermal Tissue Augmentation Products in each Agreement Year over a base year amount comprised of Net Retail Sales of Dermal Tissue Augmentation Products in the twelve (12) months immediately preceding the first commercial sale of either the Agreement Product or any Improved Agreement Product(s):

          Increase in Total                   Royalty on Total
          Sales Over Base                     Incremental Sales
          Year Amount

* Confidential portions have been omitted and filed separately with the Commission.

                                       *

The Distributor's obligation to pay the Incremental Royalties shall cease in the event that the Distributor's rights to sell, distribute, market and promote the Agreement Product and any Improved Agreement Product have become non-exclusive pursuant to Section 2.3 or have terminated pursuant to Section 3.2(d). The Incremental Royalty shall be paid by not later than * after the end of each Agreement Year. For the avoidance of doubt, if the Distributor had no sales of any Dermal Tissue Augmentation Products prior to the first commercial sale of either the Agreement Product or any Improved Agreement Product, the Distributor shall be obligated to pay a * royalty on Net Retail Sales of all Dermal Tissue Augmentation products sold after such first commercial sale.

         9.   INDEMNIFICATION; CONFIDENTIALITY; PUBLIC ANNOUNCEMENT

         9.1. Indemnification from the Distributor. Subject to the provisions of
Section 9.3, the Distributor shall defend, indemnify and hold Biomatrix and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from claims of third parties or arising out of:

                                       *

provided, however, that upon Biomatrix being advised of any assertions of any such third party claims or suits or upon the bringing or filing of such claims or suits by any third party against Biomatrix, Biomatrix will promptly notify the Distributor thereof * . The parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the indemnifying party.

* Confidential portions have been omitted and filed separately with the Commission.

         9.2. Indemnification from Biomatrix. Subject to the provisions of
Section 9.3, Biomatrix shall defend, indemnify and hold the Distributor and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from claims of third parties arising out of:

                                       *

provided, however, that upon the Distributor being advised of any assertions of any such third party claims or suits or upon the bringing or filing of such claims or suits by any third party against the Distributor, the Distributor will promptly notify Biomatrix thereof * The parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the indemnifying party.

         9.3. Limitation on Liability.

         NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN SECTIONS 9.1 AND 9.2 ABOVE, OR ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT (INCLUDING THE FAULT, NEGLIGENCE OR STRICT LIABILITY OF EITHER PARTY) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES OTHER THAN TO THE EXTENT NECESSARY TO REIMBURSE SUCH OTHER PARTY FOR DAMAGES ACTUALLY PAID TO A NON-AFFILIATED THIRD PARTY, PROVIDED THAT SUCH DAMAGES ARE OTHERWISE COVERED BY THE PROVISIONS OF SECTION 9.1 OR SECTION 9.2, AS THE CASE MAY BE.

         9.4. Confidential Information. All information acquired by either party (the "Recipient") from the other party or any of its Affiliates (the "Discloser") during the term of this Agreement or prior to the Effective Date, relating directly or indirectly to the present or potential business, operations, corporate, technical or financial situation of the Discloser, or to manufacturing know-how, patents, data, test results, techniques, processes, procedures, raw materials, dealer, supplier and customer lists, pre-clinical and clinical protocols or any improvements thereof of the Discloser ("Confidential Information") is confidential, and shall be held in trust by the

* Confidential portions have been omitted and filed separately with the Commission.

Recipient for the exclusive benefit of the Discloser. Unless otherwise agreed to in writing by the Discloser, the Recipient shall not at any time, either during or subsequent to the term of this Agreement, use for itself (other than in accordance with the terms of this Agreement) or any other Person, or disclose or divulge to any Person, other than to those of its employees and advisors and Affiliates who require the same for the purposes hereof and who are bound by the same obligations of confidentiality, non-disclosure and non-use as set forth herein, any Confidential Information or any other confidential or proprietary information of the Discloser of which the Recipient may acquire knowledge; provided, however, that the confidentiality, non-disclosure and non-use provisions contained in this Section 9.4 shall not apply to any information or data to the extent that the Recipient:

         (a) shall demonstrate by clear and convincing evidence that such information or data is known generally to persons in the trade through no act or omission of the Recipient or any of its Affiliates;

         (b) is required by any government authority to disclose such information or data, including without limitation for the purposes of obtaining and maintaining any Product License Approvals under this Agreement; or

         (c) shall demonstrate by its written records was disclosed to or created by it or its Affiliates on a non-confidential basis from a source other than the Discloser or its Affiliates and that such disclosure or creation did not constitute a breach of any applicable confidentiality obligations.

Confidential Information shall be immediately returned to the Discloser upon termination of this Agreement, along with any copies, reproductions, digests, abstracts or the like of all or any part thereof in the Recipient's possession or under the Recipient's control, and upon such return any computer entries or the like relating thereto shall, to the extent legally permissible, be destroyed. Such return (and destruction) will not affect the Recipient's obligations hereunder which shall survive indefinitely. Notwithstanding anything herein to the contrary, the provisions of this Section 9.4 shall be subject to Biomatrix's rights under Section 3.6.

         9.5. Public Announcement. Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the parties hereto in writing, the parties agree to keep the existence of this Agreement, and the transactions contemplated hereby, strictly confidential. In the event that a party must file this document or otherwise disclose any of its subject matter pursuant to public filing requirements, such party shall seek confidential treatment of those portions of the Agreement as the parties shall mutually agree upon; provided, however, that the Distributor must provide written notice to Biomatrix no later than June 30, 1996 of those portions of the Agreement for which the Distributor requests confidential treatment. The parties shall agree upon the text of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible. Any subsequent public announcements regarding this Agreement or the transactions contemplated herein shall also be agreed upon in writing between the parties prior to any release thereof.

         10.   NEW PRODUCTS.

         10.1. * , Distributor shall not commercialize nor begin the commercialization process with respect to or acquire any New Product anywhere in the International Territory or the United States, either independently or in conjunction with one or more third parties, unless and until the following conditions have been satisfied:

         (a) Distributor has made a commercially reasonable written offer to Biomatrix to participate with Distributor in the development and commercialization of such New Product; and

         (b) Biomatrix has failed to accept such written offer within * of its receipt of such offer.

         In the event that Biomatrix fails to accept any written offer made by Distributor pursuant to this Section 10.1 within * of Biomatrix's receipt thereof, then Distributor, subject to the terms of this Agreement, shall have the right to independently or with other parties develop and/or commercialize any New Product to which such written offer relates; provided, however, that any such New Product does not infringe upon any intellectual property rights of Biomatrix. Distributor shall not be required to make the written offer to Biomatrix set forth in Section 10.1(a) above only to the extent that it is prevented from doing so due to the patented proprietary rights of a third party.

         (c) At all times during the term of this Agreement, Distributor shall notify Biomatrix in writing within * of each occurrence of one or more of the following:

               (i) Distributor's entering into an agreement with one or more third parties with regard to the development, acquisition and/or commercialization of any New Product, and Distributor shall provide to Biomatrix notice of such agreement and any and all agreements relating thereto and a non-confidential summary of such agreements; or

               (ii) Distributor's commencing a clinical trial (either alone or in conjunction with a third party) with respect to any New Product, together with a notice of the commencement of such clinical trial and a list of all countries where such clinical trials will take

* Confidential portions have been omitted and filed separately with the Commission.

                     place; or

               (iii) Distributor's filing of an application (either alone or in conjunction with a third party) for marketing approval with the United States Food and Drug Administration or an equivalent regulatory agency in any country with respect to any New Product stating in which countries any such filings have been made.

         10.2. *

         10.3. Nothing in this Section 10 shall be construed, by implication or otherwise, (i) to effect any sale or license of proprietary Biomatrix technology (including any New Products), (ii) to grant any license relating to Biomatrix's proprietary methods of formulating , fabricating and manufacturing the Agreement Product, Improved Agreement Products or New Products, or (iii) to grant Distributor any rights in or to any proprietary technology or Patents or Trademarks of Biomatrix.

         11. REPRESENTATIONS OF BIOMATRIX. Biomatrix represents, warrants and covenants as follows:

         11.1. It is a corporation duly organized and validly existing under the laws of the State of Delaware with the full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

         11.2. This Agreement is a valid and binding obligation of Biomatrix enforceable in accordance with its terms. Biomatrix has the unencumbered right to enter into this Agreement and to fulfill its duties hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, Biomatrix has the right to appoint the Distributor as the exclusive distributor of the Agreement Product in the Territory in accordance

* Confidential portions have been omitted and filed separately with the Commission.

with the terms of this Agreement and such appointment will not constitute a breach of any existing contractual or other arrangements between Biomatrix and any Affiliated or non-Affiliated third party, nor shall it infringe the rights of any Affiliated or non-Affiliated third party.

         11.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Biomatrix and the performance by Biomatrix of its obligations hereunder.

         12. REPRESENTATIONS OF THE DISTRIBUTOR. The Distributor represents, warrants and covenants as follows:

         12.1. It is a corporation duly organized and validly existing under the laws of Delaware with full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

         12.2. This Agreement is the Distributor's valid and binding obligation enforceable in accordance with its terms. The Distributor has the unencumbered right to enter into this Agreement and to fulfill its obligations hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, the Distributor has the right to act as the exclusive distributor of the Agreement Product in the Territory in accordance with the terms of this Agreement and the performance of its obligations hereunder will not constitute a breach of any existing contractual or other arrangements between the Distributor and any Affiliated or non-Affiliated third party, nor shall it infringe the rights of any Affiliated or non-Affiliated third party.

         12.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Distributor and the performance by the Distributor of its obligations hereunder.

         13. INSURANCE. Each party hereto shall (a) obtain and maintain such insurance policies as are adequate to cover its respective obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated and (b) provide the other party, upon request, with certificates of insurance confirming the existence of such insurance policies.

         14. INFRINGEMENT. Each of the Distributor and Biomatrix will promptly notify the other party in writing of any infringement of a Patent or

Trademark or unauthorized disclosure or use of any Confidential Information, of which it becomes aware in the Territory. Biomatrix shall have the exclusive right at its own cost to take all legal action in the Territory it deems necessary or advisable to eliminate or minimize the consequences of such infringement of a Patent or Trademark in the Territory. For the purpose of taking any such legal action, Biomatrix shall have the right, subject to the Distributor's consent which consent shall not be unreasonably withheld or delayed, to use the name of the Distributor as plaintiff, either solely or jointly in accordance with the applicable rules of procedure; provided that Biomatrix shall give the Distributor prior notice of such use of the Distributor's name. The Distributor shall promptly furnish Biomatrix with whatever written authority may be required in order to enable Biomatrix to use the Distributor's name in connection with any such legal action, and shall otherwise cooperate fully and promptly with Biomatrix in connection with any such action. All proceeds realized upon any judgment or settlement regarding such action shall belong to Biomatrix.

         15.   REGULATORY ACTIVITIES; CLINICAL TRIALS AND MARKETING STUDIES.

         15.1. General.

         (a) Biomatrix shall be responsible for maintaining at its cost the Product License Approvals required for the marketing and sale of the Agreement Product and any Improved Agreement Product(s) in the Territory throughout the term of this Agreement.

         (b) Biomatrix shall hold in its name all regulatory approvals required for the marketing and sale of the Agreement Product and any Improved Agreement Product(s) in the Territory.

         (c) The Distributor and Biomatrix shall provide reasonable advice and assistance to each other as may be necessary to obtain and maintain Product License Approvals.

         (d) During the term of this Agreement, each party shall immediately notify the other in writing in the event that such party becomes aware of any failure of the Agreement Product and any Improved Agreement Product(s) to comply with any of the requirements therefor specified in any Product License Approvals.

         (e) Each of the Distributor and Biomatrix shall keep the other advised of regulatory interactions, activities and correspondence relating to the Agreement Product and any Improved Agreement Product(s) on at least a quarterly basis, and any matters requiring immediate attention shall be communicated as soon as practicable. Notwithstanding the foregoing, within * , Biomatrix shall deliver * to the Distributor.

         15.2. Marketing Studies. The parties agree that if any marketing-related studies are deemed necessary, such studies will not delay the Launch in the Territory. The protocols for any marketing-related studies requested by the Distributor will be developed jointly by Biomatrix and the Distributor, and the Distributor will be responsible for conducting and managing such studies at its own expense. Biomatrix shall have the right to audit the performance of any marketing-related studies performed by or on behalf of the Distributor. The results of such studies will not be published or publicized in any way without the prior written approval of Biomatrix.

         16. FURTHER ASSURANCES. The parties hereto agree to execute such further or other documents and assurances as are necessary from time to time in order to give effect to the provisions of this Agreement.

         17. ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or may designate another person to perform all or part of its obligations under this Agreement, or to have all or part of its rights and benefits under this Agreement without the prior written consent of the other party, except to an Affiliate or to a successor of the business, by merger or otherwise, to which this Agreement relates, provided that in the case of an assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned. In the event of any assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.

         18.   GOVERNING LAW; ARBITRATION; INJUNCTIVE RELIEF.

         (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York, United States of America. The parties hereby agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any other document contemplated hereby. In the event of any dispute touching or concerning this Agreement, the parties hereby agree to submit such dispute to their respective presidents by notice delivered in accordance with the provisions of Section 23, and if within * , or such other period as is agreed upon in writing by the parties hereto, following such reference the dispute remains unresolved, to submit the dispute for arbitration in Boston, Massachusetts under the Rules of the American Arbitration Association in effect on the date of this Agreement (the "Rules") by arbitrators appointed in accordance with said Rules. Any decision of such arbitrators shall be written and shall be final and binding upon the parties. In any arbitration pursuant to this Section the award shall be rendered by a

* Confidential portions have been omitted and filed separately with the Commission.

majority of three (3) arbitrators, one (1) of whom shall be appointed by each party and the third of whom shall be appointed by mutual agreement of the two
(2) party-appointed arbitrators. In the event of failure of a party to appoint an arbitrator within thirty (30) days after commencement of the arbitration proceeding or in the event of failure of the two (2) party-appointed arbitrators to agree upon the appointment of the third arbitrator within sixty (60) days after commencement of the arbitration proceeding, such arbitrator shall be appointed by the American Arbitration Association in accordance with the Rules. The arbitrators shall apply the governing law set forth in this Section. Judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, notwithstanding the provisions of Section 18(a) to the contrary, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         19. SEVERABILITY. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction or by any governmental body to be invalid or unenforceable, such provision shall be deemed severable and the remaining parts and provisions of this Agreement shall remain in full force and effect.

         20. FORCE MAJEURE. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues. For the purpose of this Agreement, force majeure is defined as contingencies beyond the reasonable control of either party, including, without limitation, acts of God, judicial or regulatory action, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm and labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle).


* Confidential portions have been omitted and filed separately with the Commission.

         21. INTEREST. Any overdue amounts payable by either party hereunder shall bear interest compounded monthly at the prime lending rate for Dollars published from time to time in The Wall Street Journal plus * per annum, or, if lower, the highest rate permissible by applicable law, from the due date until the date of payment.

         22. NO PARTNERSHIP OR AGENCY. This Agreement and the relations hereby established by and between Biomatrix and the Distributor do not constitute a partnership, joint venture, agency or contract of employment between them.

         23. NOTICES. All communications in connection with this Agreement shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address set forth at the beginning of this Agreement, in the case of Biomatrix, Attn: Chief Executive Officer, with a copy to: Justin P. Morreale, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, U.S.A., and in the case of the Distributor, Attn: President, with a copy to Kimberlie L. Cerrone, Esq., Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025, or to such other address as the addressee shall last have designated by notice to the communicating party. The date of giving any notice shall be the date of its actual receipt.

         24. SURVIVAL. The provisions of Sections 3.3, 3.6, 3.7, 3.8, 6.2, 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall survive the termination or expiration of this Agreement (as the case may be) and shall remain in full force and effect. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting the rights and obligations of the parties hereto with regard to, any dispute, controversy or claim which may arise under, out of, or in connection with this Agreement.

         25. MISCELLANEOUS. This Agreement sets forth the entire agreement between the parties with respect to the transactions and arrangements contemplated hereby and supersedes all prior oral or written arrangements. This Agreement may be modified or amended only by a written instrument executed and delivered by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party except by an instrument in writing signed and delivered by the party executing the waiver. This Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

           [The remainder of this page is intentionnaly left blank.]

* Confidential portions have been omitted and filed separately with the Commission.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                    COLLAGEN CORPORATION


                                    By:     /s/ Howard D. Palefsky
                                     ----------------------------------------
                                    Name:   Howard D. Palefsky
                                    Title:  Chairman and CEO



                                    BIOMATRIX, INC.


                                    By:     /s/Endre A. Balazs
                                     ----------------------------------------
                                    Name:   Endre A. Balazs
                                    Title:  CEO

                                    EXHIBITS


Exhibit A                    -      Agreement Product Specification and Approval
                                    Documents

Exhibit B                    -      Launch Schedule

Exhibit C                    -      Patents and Trademarks

Exhibit D                    -      Sales Forecasts

                                    EXHIBIT A


             Agreement Product Specification and Approval Documents

  TESTS              PROCEDURES               SPECIFICATIONS

                                       *



* Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT B


                                 Launch Schedule


                                             Date of Launch

United States


                                                    *


* Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT C


                             Patents and Trademarks


                                    Patents

                                       *

                                   Trademarks


                                       *


* Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT D


                               Sales Forecasts(1)

                                    (Units)


                              First Agreement Year



(1) The parties acknowledge that in the event of the addition of other syringe sizes this forecast is subject to adjustment to incorporate such new sizes.